[DESCRIPTION]   EXHIBIT 10 SECOND AMENDED AND RESTATED  AGREEMENT




                SECOND AMENDED AND RESTATED
             AGREEMENT OF LIMITED PARTNERSHIP
                             OF
            CBL & ASSOCIATES LIMITED PARTNERSHIP

                       June 30, 1998

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                     TABLE OF CONTENTS

               ARTICLE I.  Definitions, Etc.

 1.1.   Definitions                                     2
        Accountants                                     2
        Acquisition Cost                                2
        Act                                             2
        Additional Partner                              2
        Additional Units                                2
        Adjusted Capital Account Deficit                3
        Administrative Expenses                         3
        Affiliate                                       4
        Agreement                                       4
        Assignee                                        4
        Assumed Liability                               4
        Audited Financial Statements                    4
        Bankruptcy                                      5
        Capital Account                                 6
        Capital Contribution                            6
        Capital Stock                                   6
        CBL                                             6
        Certificate of Limited Partnership              7
        Claim                                           7
        Closing Price                                   7
        Code                                            8
        Common Stock                                    8
        Common Stock Amount                             8
        Common Units                                    8
        Company                                         9
        Consent of the Limited Partners                 9
        Contributed Property                            9
        Contribution Date                               9
        Contributing Partner                            9
        Control                                         9
        Conversion Factor                               10
        Current Per Share Market Price                  11
        Demand Notice                                   11
        Depreciation                                    11
        Entity                                          11
        ERISA                                           11
        Exercise Notice                                 11
        First Restated Agreement                        12
        General Partner                                 12
        General Partner Loan                            12
        Gross Asset Value                               12
        Immediate Family                                13
        Incentive Option                                13
        Incentive Option Agreement                      13
        Joint Venture Partnership                       13
        Liens                                           14
        Limited Partner Representatives                 14
        Limited Partners                                14

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        Liquidating Transaction                         14
        Liquidating Trustee                             14
        Major Decisions                                 14
        Majority-In-Interest of the Limited Partners    14
        Management Agreement                            15
        Management Company                              15
        Minimum Gain Attributable to Partner
         Nonrecourse Debt                               15
        Net Cash Flow                                   15
        Net Financing Proceeds                          16
        Net Income or Net Loss                          16
        Net Sale Proceeds                               18
        Nonrecourse Deductions                          19
        Nonrecourse Liabilities                         19
        Offered Units                                   19
        Office Building                                 19
        Ownership Limit                                 19
        Partner Nonrecourse Debt                        19
        Partner Nonrecourse Deductions                  19
        Partners                                        19
        Partnership                                     19
        Partnership Minimum Gain                        19
        Partnership Units                               20
        Person                                          20
        Preferred Contributed Funds                     20
        Preferred Distribution Requirement              20
        Preferred Distribution Shortfall                20
        Preferred Redemption Amount                     20
        Preferred Redemption Price                      20
        Preferred Stock                                 20
        Preferred Unit Designation                      20
        Preferred Unit Issue Price                      21
        Preferred Units                                 21
        Properties                                      21
        Property Partnerships                           21
        Qualified Individual                            21
        Registered Agent                                21
        Registered Office                               21
        Regulations                                     22
        Regulatory Allocations                          22
        REIT                                            22
        REIT Expenses                                   22
        REIT Requirements                               23
        Requesting Party                                23
        Related Issue                                   23
        Responding Party                                23
        Restricted Partner                              23
        Rights                                          23
        SEC                                             23
        Securities Act                                  23
        Stock Incentive Plan                            23
        Substituted Limited Partner                     23
        Tax Items                                       23
        Trading Day                                     24
        Transfer                                        24

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 1.2.  Exhibits, Etc.                                   24

                 ARTICLE II.  Organization

 2.1.  Continuation                                     24
 2.2.  Name                                             25
 2.3.  Character of the Business                        25
 2.4.  Location of the Principal Place of Business      26
 2.5.  Registered Agent and Registered Office           26

                     ARTICLE III.  Term

 3.1.  Commencement                                     27
 3.2.  Dissolution                                      27

           ARTICLE IV.  Contributions to Capital

 4.1.  Partners                                         27
 4.2.  General Partner Capital Contribution             28
 4.3.  Limited Partner Capital Contributions            28
 4.4.  Issuance of Additional Units                     29
 4.5.  Admission of Additional Partners.                32
 4.6.  Stock Incentive Plan                             33
 4.7.  No Third Party Beneficiary                       34
 4.8.  No Interest; No Return                           34
 4.9.  Adjustment Upon Conversion of Preferred Stock    34

   ARTICLE V.  Representations, Warranties and Covenants

 5.1.  Representations and Warranties                   35
 5.2.  Covenants                                        36

ARTICLE VI.  Allocations, Distributions, and Other Tax and Accounting
                          Matters

 6.1.  Allocations, Distributions, and Other Tax
       and Accounting Matters                           36
 6.2.  Distributions                                    36
 6.3.  Books of Account                                 38
 6.4.  Reports                                          39
 6.5.  Audits                                           40
 6.6.  Tax Elections and Returns                        40
 6.7.  Tax Matters Partner                              42

ARTICLE VII.  Rights, Duties and Restrictions of the General Partner

 7.1.  Expenditures by Partnership                      43
 7.2.  Powers and Duties of General Partner             44
 7.3.  Major Decisions                                  48
 7.4.  Actions with Respect to Certain Documents        48
 7.5.  Reliance by Third Parties                        49
 7.6. Company Participation                             50
 7.7.  Proscriptions                                    50

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 7.8.  Additional Partners                              51
 7.9.  Title Holder                                     51
 7.10.  Compensation of the General Partner             51
 7.11.  Waiver and Indemnification.                     51
 7.12.  Limited Partner Representatives                 52
 7.13.  Operation in Accordance with REIT Requirements  53
 7.14.  Transactions with Affiliates                    54
 7.15.  Other Matters Concerning the General Partner    54

   ARTICLE VIII.  Dissolution, Liquidation and Winding-Up

 8.1.  Accounting                                       55
 8.2.  Distribution on Dissolution                      56
 8.3.  Timing Requirements                              56
 8.4.  Sale of Partnership Assets                       57
 8.5.  Distributions in Kind                            57
 8.6.  Documentation of Liquidation                     58
 8.7.  Liability of the Liquidating Trustee             58

         ARTICLE IX.  Transfer of Partnership Units

 9.1.  General Partner Transfer                         58
 9.2.  Transfers by Limited Partners                    60
 9.3.  Restrictions on Transfer                         61

 ARTICLE X.  Rights and Obligations of the Limited Partners

 10.1.  No Participation in Management                  64
 10.2.  Bankruptcy of a Limited Partner                 65
 10.3.  No Withdrawal                                   65
 10.4.  Duties and Conflicts                            65
 10.5.  Limited Liability                               66

      ARTICLE XI.  Grant of Rights to Limited Partners

 11.1.  Grant of Rights                                 66
 11.2.  Terms of Rights                                 67

               ARTICLE XII.  Indemnification

 12.1.  Indemnification of the Limited Partners         67
 12.2.  Indemnification of the General Partner,
        the Company and Others                          68

           ARTICLE XIII.  Arbitration of Disputes

 13.1.  Arbitration                                     68
 13.2.  Procedures                                      69
 13.3.  Binding Character                               70
 13.4.  Exclusivity                                     70
 13.5.  No Alternative of Agreement                     70

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              ARTICLE XIV.  General Provisions

 14.1.  Notices                                         70
 14.2.  Successor                                       71
 14.3.  Effect and Interpretation                       71
 14.4.  Counterparts                                    71
 14.5.  Partners Not Agents                             71
 14.6.  Entire Understanding; Etc.                      72
 14.7.  Amendments                                      72
 14.8.  Severability                                    73
 14.9.  Pronouns and Headings                           73
 14.10.  Assurances                                     74
 14.11.  Expenses                                       74
 14.12.  Waiver of Partition                            74


EXHIBITS


A       Percentage Interests

B       Preferred Unit Designation

C       Allocations

D       Rights Terms

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THE PARTNERSHIP UNITS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, NO PARTNERSHIP UNITS MAY BE RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND UNLESS THE OTHER TRANSFER RESTRICTIONS CONTAINED HEREIN HAVE BEEN SATISFIED. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE PARTNERSHIP UNITS.

                SECOND AMENDED AND RESTATED
            AGREEMENT OF LIMITED PARTNERSHIP OF
            CBL & ASSOCIATES LIMITED PARTNERSHIP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of the 30th day of June, 1998 by and among CBL Holdings I, Inc., a Delaware corporation, and those certain Persons identified on Exhibit A attached hereto as a Limited Partner.

                    W I T N E S S E T H:

WHEREAS, CBL & Associates Limited Partnership (the "Partnership") was formed by that certain Agreement of Limited Partnership dated October 29, 1993, as amended and restated in its entirety by that certain Amended and Restated Agreement of Limited Partnership dated November 3, 1993, and further amended by that certain Modification No. One to the Amended and Restated Agreement of Limited Partnership dated March 31, 1997 and by the Modification No. Two to the Amended and Restated Agreement of Limited Partnership dated February 19, 1998, (together, the "First Restated Agreement"); and
WHEREAS, the parties desire to amend the First Restated Agreement in its entirety as set forth in this Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree that the First Restated Agreement shall be amended and restated in its entirety as follows:
                          ARTICLE  I.

Definitions, Etc.

 1. Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:
"Accountants" shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership (and, to the extent provided under the applicable Joint Venture Partnership agreement, the Joint Venture Partnerships) and to prepare statements and reports in connection therewith.
"Acquisition Cost" shall have the meaning set forth in Section
4.2(b) hereof.
"Act" shall mean the Revised Uniform Limited Partnership Act as enacted in the State of Delaware, and as the same may hereafter be amended from time to time.
"Additional Partner" shall have the meaning set forth in Section
4.4(a) hereof.
"Additional Units" shall have the meaning set forth in Section
4.4(a) hereof.

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"Adjusted Capital Account Deficit" shall mean with respect to any
Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
     (i) Such Capital Account shall be deemed to be increased by any amounts which such Partner is obligated to restore to the Partnership (pursuant to this Agreement or otherwise) or is deemed to be obligated to restore pursuant to the second to last sentence of Regulation Section 1.704-2(g)(1) and Section 1.704-2(i)(5) (relating to allocations attributable to nonrecourse debt); and
     (ii) Such Capital Account shall be deemed to be decreased by the items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4),
     (5) and (6).
The foregoing definition of Adjusted Capital Deficit is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.
"Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative, operating and other costs and expenses (including any deficits) incurred by the Property Partnerships and to be paid, advanced or reimbursed by the Partnership pursuant to the partnership agreements of such Property Partnerships, (iii) those administrative costs and expenses of the Company and the General Partner, including salaries paid to officers of the Company and the General Partner, and accounting and legal expenses undertaken by the Company and the General Partner on behalf or for the benefit of the Partnership, (iv) all amounts paid or

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advanced by the Partnership to the Management Company pursuant to the
Management Agreement, and (v) to the extent not included in clause (iii) above, REIT Expenses.
"Affiliate" shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any Entity in which such Person owns of record and beneficially a majority of the capital or economic interests; or (iii) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Partner.
"Agreement" shall mean this Second Amended and Restated Agreement of Limited Partnership, as originally executed and as hereafter amended, modified, supplemented or restated from time to time, as the context requires.
"Assignee" shall mean a Person to whom one or more Partnership
Units have been transferred, but who has not become a Substituted Limited
Partner.
"Assumed Liability" shall mean any liability of a Limited Partner or an Affiliate thereof assumed by the Partnership pursuant to Section
13.1 of the First Restated Agreement.
"Audited Financial Statements" shall mean financial statements
(balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report containing an opinion thereon.

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"Bankruptcy" shall mean, with respect to any Person, (i) the commencement by such Person of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code, 11 U.S.C. 101 et. seq., as the same may be amended from time to time, or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Person is insolvent or bankrupt, (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Person, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Person, unless such petition and the case or proceeding initiated thereby are stayed or dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Person admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Person unless such appointment is stayed, vacated or dismissed within ninety (90) days from the date of such appointment, (vii) the execution by such Person of a general assignment for the benefit of creditors, (viii) the levy, attachment, execution or other seizure of substantially all of the assets of such Person where such seizure is not discharged within thirty (30) days thereafter, (ix) the admission by such Person in writing of its inability generally to pay its debts as they mature or that it is generally not paying its debts as they become due, or (x) the taking of any corporate or partnership action in connection with any of the foregoing.

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"Capital Account" shall mean, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with
Section 1.704-1(b)(2)(iv) of the Regulations; and the provisions hereof shall be interpreted and applied in a manner consistent therewith. In the event that a Partnership Unit is transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred interest shall carry over to the transferee.
"Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Units held by such Partner (net of liabilities to which such property is subject).
"Capital Stock" means Common Stock, Preferred Stock and other classes and series of capital stock issued from time to time by the Company.
"CBL" shall mean CBL & Associates, Inc., a Tennessee corporation.

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"Certificate of Limited Partnership" shall mean the Certificate of
Limited Partnership establishing the Partnership, filed with the office of the Secretary of State of the State of Delaware on July 16, 1993, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.
"Claim" shall have the meaning set forth in Section 12.1 hereof.
"Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked

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prices in the over-the-counter market, as reported by the National
Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as such person is selected from time to time by the General Partner.
"Code" shall mean the Internal Revenue Code of 1986, as amended.
"Common Stock" shall mean the shares of the common stock, par value
$.01 per share, of the Company.
"Common Stock Amount" shall mean, with respect to any number of Common Units, the number of shares of Common Stock equal to such number of Common Units multiplied by the Conversion Factor; provided, however, that in the event the Company issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase additional Common Stock, or any other securities or property of the Company, the value of which is not included in the first sentence of the definition of Closing Price of the shares of Common Stock (collectively, "additional rights"), then the Common Stock Amount shall also include such additional rights that a holder of that number of shares of Common Stock would be entitled to receive.
"Common Units" shall mean the ownership interest of a Partner in the Partnership from time to time, which entitles a Partner to the allocations specified in Section 6 hereof and all distributions from the Partnership, and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. The number of Common Units held by each Partner at the date hereof and the percentage of the total number of outstanding Units represented thereby is as set forth opposite such Partner's name on Exhibit A hereto. Common Units do

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not include Preferred Units.
"Company" shall mean CBL & Associates Properties, Inc., a Delaware corporation, and any successor entity thereto.
"Consent of the Limited Partners" shall mean the written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion; provided, however, that except as otherwise required by the Act, the Consent of the Limited Partners shall only be required if Charles B. Lebovitz or his Affiliates collectively own at least 15% of the then outstanding Common Units.
"Contributed Property" shall have the meaning set forth in Section
4.2(b) hereof.
"Contribution Date" shall have the meaning set forth in Section 4.4 hereof.
"Contributing Partner" shall have the meaning set forth in Section
4.4(b) hereof.
"Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited

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partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.
"Conversion Factor" shall mean 1.0, provided that in the event that the Company (i) pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the record

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date for such event in the case of a dividend or distribution or the effective date in the case of a subdivision or combination.
"Current Per Share Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on and including such date (or if such date is not a Trading Day, ending on the immediately preceding Trading Day).
"Demand Notice" shall have the meaning set forth in Section 13.2 hereof.
"Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations. "Entity" shall mean any general partnership, limited partnership, corporation, joint venture, limited liability company, trust, business trust, cooperative or association.
"ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended from time to time (or any corresponding provisions of succeeding laws).
"Exercise Notice" shall have the meaning set forth in Schedule 1 to Exhibit D.

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"First Restated Agreement" shall have the meaning set forth in the preamble to this Agreement.
"General Partner" shall mean CBL Holdings I, Inc., a Delaware corporation, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.
"General Partner Loan" shall have the meaning set forth in Section
4.7 hereof.
"Gross Asset Value" shall mean, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:
     (a) the Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined under Article
     IV;
     (b) if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:
       1.  a Capital Contribution (other than a de
      minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for Partnership Units;
       2. the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of Partnership Units; and
       3. the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;
     (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) as reasonably determined by the General Partner as of the date of distribution; and

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     (d)  the Gross Asset Values of Partnership assets
     shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to
     Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).
At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see paragraph (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and paragraph (d) of said definition in all other cases.
"Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, or descendants by blood or adoption.
"Incentive Option" means an option to purchase Common
Stock granted under the Stock Incentive Plan.
"Incentive Option Agreement" means the form of Incentive Option Agreement to be used under the Stock Incentive Plan. "Joint Venture Partnership" shall mean any Property Partnership in which the Partnership and the Company do not own, directly or indirectly, 100% of the ownership interests in the aggregate.

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"Liens" shall mean any liens, security interests,
mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other similar encumbrances of any nature whatsoever. "Limited Partner Representatives" shall have the meaning set forth in Section 7.12 hereof.
"Limited Partners" shall mean (i) those Persons listed under the heading "Limited Partners" on Exhibit A hereto in their respective capacities as limited partners of the Partnership, their permitted successors or assigns as a limited partners hereof, and (ii) any Person who, at the time of reference thereto, is a limited partner of the Partnership.
"Liquidation Transaction" shall mean any sale of assets of the Partnership in contemplation of, or in connection with, the liquidation of the Partnership.
"Liquidating Trustee" shall mean the General Partner or, if the General Partner is unable or unwilling to serve in such capacity, such other individual or Entity which, with the Consent of the Limited Partners or otherwise under the Act, shall be charged with winding up the Partnership.
"Major Decisions" shall have the meaning set forth in
Section 7.3 hereof.
"Majority-In-Interest of the Limited Partners" shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the voting rights associated with the then outstanding Partnership Units which are entitled to vote

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on the matter with respect to which such calculation is made, as a class.
"Management Agreement" shall mean the Management
Agreement dated November 3, 1993 between the Management Company and the Partnership, as such may be amended or supplemented.
"Management Company" shall mean CBL & Associates
Management, Inc., a Delaware corporation, or its permitted successors or assigns.
"Minimum Gain Attributable to Partner Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).
"Net Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures." For purposes hereof, the term
"Receipts" means the sum of all cash receipts of the Partnership from all sources for such period (including Net Sale Proceeds and Net Financing Proceeds but excluding
Capital Contributions) and any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of necessary reserves as determined below. The term "Expenditures" means the sum of
(a) all cash expenses of the Partnership for such period, (b) the amount of all payments of principal of, premium, if any, and interest on account of any indebtedness of the Partnership including payments of principal of, premium, if any, and interest on account of General Partner Loans, or amounts due on such indebtedness during such period, and (c) such additions to cash reserves as of the last day of such period as the General Partner deems necessary or appropriate for any capital, operating or other expenditure, including, without limitation, contingent liabilities, but the term "Expenditures" shall not include any expense paid from a cash reserve previously established by the Partnership.
"Net Financing Proceeds" shall mean the cash proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing by or on behalf of the Partnership or by or on behalf of any Property Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership or the Property Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to (i) acquire the Property with respect to which any such borrowing was specifically incurred, and (ii) repay any other indebtedness of the Partnership or Property Partnerships with respect to which any such refinancing or borrowing was specifically incurred, or any interest or premium thereon.
For this purpose, cash proceeds received by a Joint Venture Partnership shall not be deemed to be received or available to the Partnership until (i) the distribution of such proceeds is actually received by the Partnership, or (ii) under the terms of the Joint Venture Partnership's partnership agreement, the Partnership controls the timing of the Joint Venture Partnership's distributions and then only to the extent of the Partnership's entitlement to such distributions.
"Net Income or Net Loss" shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in
Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to
Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code);
(c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Exhibit C; and (f) excluding any items specially allocated pursuant to Section 2 of Exhibit C. Once an item of income, gain, loss or deduction has been included in the initial computation of Net Income or Net Loss or is subject to the special allocation rules in Exhibit C, Net Income or Net Loss shall be recomputated without regard to such item.
"Net Sale Proceeds" means the cash proceeds received by or available to the Partnership in connection with a sale or condemnation of, or casualty or other capital event with respect to, any asset by or on behalf of the Partnership or by or on behalf of a Property Partnership, after deduction of any costs or expenses incurred by the Partnership or a Property Partnership with respect to, or payable specifically out of the proceeds of, such transaction (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates). For this purpose, cash proceeds received by a Joint Venture Partnership shall not be deemed to be received or available to the Partnership until (i) the distribution of such proceeds is actually received by the Partnership, or (ii) under the terms of the Joint Venture Partnership's partnership agreement, the Partnership controls the timing of the Joint Venture Partnership's distributions and then only to the extent of the Partnership's entitlement to such distributions.

"Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations. "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
"Offered Units" shall have the meaning set forth in
Schedule 3 to Exhibit D.
"Office Building" shall mean the 49,250 square foot office building known as One Park Place located at 6148 Lee Highway, Chattanooga, Tennessee 37421-2931.
"Ownership Limit" shall have the meaning set forth in Exhibit D.
"Partner Nonrecourse Debt" shall mean any nonrecourse indebtedness of the Partnership that is loaned or guaranteed by any Partner and/or is treated as "partner nonrecourse debt" under Section 1.704-2(b)(4) of the Regulations. "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations. "Partners" shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.
"Partnership" shall mean the limited partnership hereby constituted, as such limited partnership may from time to time be constituted.
"Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

"Partnership Units" shall mean the Common Units and the Preferred Units.
"Person" shall mean any individual or Entity.
"Preferred Contributed Funds" shall have the meaning set forth in Section 4.4(b) hereof.
"Preferred Distribution Requirement" shall have the meaning set forth in Section 4.4(b) hereof.
"Preferred Distribution Shortfall" shall have the meaning set forth in Section 6.2(a)(i).
"Preferred Redemption Amount" shall mean, with respect to any class or series of Preferred Units, the sum of (i) the amount of any accumulated Preferred Distribution Shortfall with respect to such class or series of Preferred Units, (ii) the Preferred Distribution Requirement with respect to such class or series of Preferred Units to the date of redemption and (iii) the Preferred Redemption Price indicated in the Preferred Unit Designation with respect to such class or series of Preferred Units.
"Preferred Redemption Price" shall have the meaning set forth in Section 4.4(b) hereof.
"Preferred Stock" shall mean any class of equity securities of the Company now or hereafter authorized or reclassified, other than the Common Stock, having dividend rights that are superior or prior to dividends payable on the Common Stock.
"Preferred Unit Designation" shall have the meaning set forth in Section 4.4(b) hereof.

"Preferred Unit Issue Price" shall mean the amount of the funds contributed or deemed to have been contributed by the relevant Partner, in exchange for the Preferred Units. "Preferred Units" shall mean interests in the Partnership issued pursuant to Section 4.4 hereof. The holder of Preferred Units shall have such rights to the allocations of Net Income or Net Loss as specified in Section
6.1 hereof and to distributions pursuant to Section 6.2 hereof, but shall not, by reason of its ownership of such Preferred Units, be entitled to participate in the management of the Partnership or to consent to or approve any action which is required by the Act or this Agreement to be approved by any or all of the Partners.
"Properties" or "Property" shall mean any real property in which the Partnership, directly or indirectly, holds or acquires ownership of a fee, mortgage or leasehold interest. "Property Partnerships" shall mean and include any partnership or other Entity in which the Partnership is or becomes a partner or other equity participant and which is formed for the purpose of acquiring, developing or owning a Property or a proposed Property.
"Qualified Individual" shall have the meaning set forth in Section 13.2(b) hereof.
"Registered Agent" shall have the meaning set forth in
Section 2.5 hereof.
"Registered Office" shall have the meaning set forth in
Section 2.5 hereof.

"Regulations" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
"Regulatory Allocations" shall have the meaning set forth in Section 2(f) of Exhibit C.
"REIT" shall mean a real estate investment trust as defined in Section 856 of the Code.
"REIT Expenses" shall mean (i) costs and expenses relating to the formation and continuity of existence of the Company and the General Partner, including taxes (other than the Company's and the General Partner's federal and state income and franchise taxes), fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or trustee of the Company, the General Partner or any subsidiary of either the Company or the General Partner,
(ii) costs and expenses relating to any offer or registration of securities by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the SEC, (iv) costs and expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (v) all other operating or administrative costs of the Company and the

General Partner incurred in the ordinary course of its business on behalf of the Partnership.
"REIT Requirements" shall have the meaning set forth in
Section 6.2 hereof.
"Requesting Party" shall have the meaning set forth in
Section 13.2(a) hereof.
"Related Issue" shall mean, with respect to a class or series of Preferred Units, the class or series of Preferred Stock the sale of which directly or indirectly provided a Partner with the proceeds to contribute to the Partnership in exchange for such Preferred Units.
"Responding Party" shall have the meaning set forth in
Section 13.2(b) hereof.
"Restricted Partner" shall have the meaning set forth in
Section 1(b) of Exhibit C.
"Rights" shall have the meaning set forth in Section
11.1 hereof.
"SEC" shall mean the Securities and Exchange Commission. "Securities Act" shall mean the Securities Act of 1933, as amended.
"Stock Incentive Plan" shall mean the Company's 1993
Stock Incentive Plan.
"Substituted Limited Partner" shall have the meaning set forth in the Act.
"Tax Items" shall have the meaning set forth in Section
3(a) of Exhibit C.

"Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
"Transfer" as a noun, shall mean any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, shall mean to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

 1.  Exhibits, Etc..  References to "Exhibit" or to a
"Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by reference.
                          ARTICLE  I.

Organization

 1. Continuation. The parties hereto do hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act, for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided. Promptly upon the execution and delivery hereof, the General Partner shall, to the extent required under the Act or otherwise deemed necessary or appropriate by the General Partner, cause an amendment to the Certificate of Limited Partnership to be filed with the Delaware Secretary of State, and such other notice, instrument, document, or certificate as may be required by applicable law, and which may be necessary or desirable to enable the Partnership to conduct its business, and to own its properties, under the Partnership's name, to be filed or recorded in all appropriate public offices.
  1. 1. Name. The business of the Partnership shall be conducted under the name of CBL & Associates Limited Partnership or such other name as the General Partner may select, and all transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name.
  1. 2. Character of the Business. The purpose of the Partnership shall be: to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, Transfer, encumber, mortgage, convey, exchange, and otherwise dispose of, deal with, foreclose upon, or otherwise exercise all rights with respect to, any of the Properties and any other real, personal and intangible property of all kinds; exercise all of the powers of a partner in Property Partnerships; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; to engage in such other ancillary activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes; and to otherwise engage in any enterprise, business or activity in which a limited partnership may engage or conduct under the Act. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority, directly or through its interest in Property Partnerships, to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien or assignment, and, directly or indirectly, to develop, acquire and construct additional Properties necessary or useful in connection with its business.
  1. 3.  Location of the Principal Place of Business.
The location of the principal place of business of the Partnership shall be at the Office Building, or such other location as shall be selected from time to time by the General Partner in its sole discretion.
  1. 4. Registered Agent and Registered Office. The Registered Agent of the Partnership shall be Corporation Trust Company or such other Person as the General Partner may select in its sole discretion. The Registered Office of the Partnership shall be 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the General Partner may select in its sole and absolute discretion.

                          ARTICLE I.

Term

 1. Commencement. The Partnership's term commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 16, 1993.
  1. 1. Dissolution. The Partnership shall continue until dissolved upon the occurrence of the earliest of the following events:
     (a)  The withdrawal (as defined in the Act),
     dissolution, termination, retirement or Bankruptcy of the General Partner or the Bankruptcy of the Company; the Partnership's business may, however, be continued and the Partnership reconstituted as provided in Section
     9.1 hereof;
     (b) The election to dissolve the Partnership made in writing by the General Partner with, subject to
     Section 7.3, the Consent of the Limited Partners;
     (c)  The sale or other disposition of all or
     substantially all the assets of the Partnership unless the General Partner elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding-up of the affairs of the Partnership);
     (d)  Dissolution required by operation of law; or
     (e)  December 31, 2090.

                          ARTICLE  I.

Contributions to Capital

 1.  Partners.
Exhibit A hereto sets forth the names of Partners of the Partnership as of the date hereof, and the Partnership Units held by each such Partner. A Partner may be both a General

Partner and a Limited Partner hereunder. The Partnership shall establish and maintain a separate Capital Account for each Partner.
  1. 1.  General Partner Capital Contribution.
      A. Prior to the date hereof, the General Partner has made certain Capital Contributions to the Partnership as described in the books and records of the Partnership as of the date hereof.
      B. The gross fair market value of any property contributed by the General Partner to the Partnership ("Contributed Property"), other than money, shall, except as otherwise expressly provided herein, be the Acquisition Cost of such Contributed Property. For purposes hereof, the "Acquisition Cost" of Contributed Property shall be, (i) in the case of Contributed Property acquired by the General Partner or the Company in exchange for shares of Common Stock, the Current Per Share Market Price as of the closing date on which the General Partner or the Company, as applicable, acquired such Contributed Property multiplied by the number of shares of Common Stock issued in the acquisition or (ii) in the case of Contributed Property acquired by the General Partner or the Company for consideration other than Common Stock, the amount of such consideration plus, in either case, any costs and expenses incurred by the General Partner or the Company, as applicable, (and unreimbursed by the Partnership) in connection with such acquisition or contribution; provided, however, that (A) in the event the General Partner or the Company acquires the Contributed Property in exchange for shares of Common Stock or with proceeds from a public offering of the Company's securities, the Partnership shall assume and pay (or reflect on its books as additional consideration for such Contributed Properties) the expenses, including any applicable underwriting discounts, incurred by the Company in connection with the issuance of such shares or securities, and (B) in the event the Acquisition Cost of Contributed Property is financed by any borrowings by the General Partner or the Company, or is otherwise encumbered by Liens relating to obligations of the General Partner or the Company, the Partnership shall, in either case, assume any such obligations of the General Partner or the Company concurrently with the contribution of such property to the Partnership or, if impossible, shall obligate itself to the General Partner or the Company, as applicable, in an amount and on terms equal to such indebtedness or obligation, and the Acquisition Cost shall be reduced by the amount of such obligations assumed or obligations incurred by the Partnership.

 1.  Limited Partner Capital Contributions.
      A. Prior to the date hereof, each Limited Partner has made certain Capital Contributions to the Partnership as described in the books and records of the Partnership as of the date hereof.
      B. A Limited Partner shall be unconditionally liable to the Partnership for all or a portion of any deficit in its Capital Account if it so elects to be liable for such deficit or portion thereof. Such election may be for either a limited or an unlimited amount and may be amended or withdrawn at any time. The election, and any amendment thereof, shall be made by written notice to the General Partner stating that the Limited Partner elects to be liable, and specifying the limitations, if any, on the maximum amount or duration of such liability. Said election, or amendment thereof, shall be effective only from the date the written notice is received by the General Partner, and shall terminate upon the date, if any, specified therein as a termination date or upon delivery to the General Partner of a subsequent written notice withdrawing or otherwise amending such election. A withdrawal, or an amendment reducing the Limited Partner's maximum liability, shall not be effective to avoid responsibility for any loss incurred prior to such amendment or withdrawal.
      C. The Limited Partners acknowledge that the Partnership Units have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws and in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Units may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such Units to be registered.

 1. Issuance of Additional Units. (a) Without the consent of any Limited Partner, but subject to the terms of Section
9.3 below, the General Partner may from time to time cause the Partnership to issue to the Partners (including the General Partner) or other Persons additional Partnership Units ("Additional Units") in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to the Common Units, and admit any such other Person as an additional Limited Partner ("Additional Partner") (in accordance with
Section 4.5 hereof), in exchange for the Capital Contribution by such Partner or Person of cash and/or property. Without limiting the provisions of this Article IV, the General Partner is expressly authorized to cause the Partnership to issue Additional Units for less than either, (i) the fair market value thereof, or (ii) the applicable Current Per Share Market Price multiplied by the number of shares of Common Stock issuable with respect to such Additional Units upon the exercise of the Rights with respect thereto. The General Partner shall have the right and shall possess the authority to amend this Agreement without the consent of any Limited Partner to evidence any action taken pursuant to this
Section 4.4(a).
(b) In the event a Partner (the "Contributing Partner") contributes to the Partnership any funds obtained directly or indirectly from the issuance by the Company of Preferred Stock (the "Preferred Contributed Funds"), then the Contributing Partner shall be issued Preferred Units of a designated class or series to reflect its contribution of such funds. Each class or series of Preferred Units so issued shall be designated by the General Partner to identify such class or series with the class or series of Preferred Stock which constitutes the Related Issue. Each class or series of Preferred Units shall be described in a written document (the "Preferred Unit Designation") attached as Exhibit B that shall set forth, in sufficient detail, the economic rights, including dividend, redemption and conversion rights and sinking fund provisions, of the class or series of Preferred Units and the Related Issue. The number of Preferred Units of a class or series shall be equal to the number of shares of the Related Issue sold. The Preferred Unit Designation shall provide for such terms for the class or series of Preferred Units that shall entitle the holders thereof to substantially the same economic rights as the holders of the Related Issue. Specifically, the holders of such Preferred Units shall receive distributions on the class or series of Preferred Units pursuant to Section 6.2 equal to the aggregate dividends payable on the Related Issue at the times such dividend are paid (the "Preferred Distribution Requirement"). The Partnership shall redeem the class or series of Preferred Units for a redemption price per Preferred Unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends (the "Preferred Redemption Price") upon the redemption of any shares of the Related Issue. Each class or series of Preferred Units shall also be converted into additional Common Units at the time and on such economic terms and conditions as the Related Issue is converted into Common Stock. Upon the issuance of any class or series of Preferred Units pursuant to this Section 4.4(b), the General Partner shall provide the Limited Partners with a copy of the Preferred Unit Designation relating to such class or series.

A Partner shall have the right, in lieu of contributing to the Partnership funds received directly or indirectly from the issuance of Preferred Stock as Preferred Contributed Funds, to lend such funds to the Partnership. Any such loan shall be on the same terms and conditions as the Related Issue except that dividends payable on the Related Issue shall be payable by the Partnership to such Partner as interest, any mandatory redemptions shall take the form of principal payments and no Preferred Units shall be issued to such Partner. If any such loan is made, the Partnership shall promptly reimburse such Partner for all expenses (including any applicable underwriter discounts) incurred by the Company in connection with raising the funds. Any such loan made by such Partner to the Partnership may at any time be contributed to the Partnership as Preferred Contributed Funds in exchange for Preferred Units as above provided; and if the Related Issue is by its terms convertible into Common Stock, such loan shall be so contributed to the Partnership prior to the effectuation of such conversion.
(c) In the event a Partner contributes to the Partnership any funds obtained directly or indirectly from the issuance by the Company of Capital Stock, the Partnership shall reimburse such Partner for the expenses (including any applicable underwriter discounts) incurred by the Company in connection with raising such funds.
  1. 1.  Admission of Additional Partners.
      A. After the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Partner only upon furnishing to the

     General Partner (i) a written agreement in form satisfactory to the General Partner accepting all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required in the discretion of the General Partner.
      B. No Person shall be admitted as an Additional Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion and for any or no reason whatsoever. The admission of any Person as an Additional Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
      C. If an Additional Partner is admitted to the Partnership on any other date than the first day of a the Partnership's tax year, then Net Income, Net Loss, each item thereof and all other items allocable among Partners and Assignees for such tax year shall be allocated among such Additional Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Partner occurs shall be allocated among all Partners and Assignees including such Additional Partner.
      D. The General Partner, acting alone, shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Partner or to record any change in ownership of Partnership Units of any Partner.

 1. Stock Incentive Plan. If at any time or from time to time Incentive Options granted in connection with the Company's Stock Incentive Plan are exercised in accordance with the terms of the Incentive Option Agreement:
     (a) the Company shall, as soon as practicable after such exercise, contribute or cause to be contributed to the capital of the Partnership an amount equal to the exercise price paid to the Company by such exercising party in connection with the exercise of the Incentive Option; and
     (b) the Partner which makes a contribution to the capital of the Partnership pursuant to Section 4.2(a) hereof shall be deemed to have contributed to the Partnership as Capital Contributions an amount equal to the Current Per Share Market Price (as of the Trading Date immediately preceding the date on which the purchase of the Common Stock by such exercising party is consummated) multiplied by the number of shares of Common Stock delivered by the Company to such exercising party and the Partnership shall issue to such contributing Partner a number of Common Units equal to such number of shares of Common Stock divided by the Conversion Factor.

 1. No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.
  1. 1. No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership or from any of the other Partners.
  1. 2.  Adjustment Upon Conversion of Preferred Stock.
Upon the conversion of any shares of Preferred Stock to

Common Stock pursuant to the terms of such Preferred Stock, the ownership of Partnership Units of the Partners shall be adjusted in accordance with the provisions of this Agreement to reflect, on the date of such conversion, the parallel conversion of the Preferred Units that were a Related Issue of such converted Preferred Stock into Common Units equal in number to the number of shares of Common Stock issued as a result of such conversion.

                          ARTICLE  I.

Representations, Warranties and Covenants

 1. Representations and Warranties. Each Limited Partner hereby represents and warrants to the Partnership and the General Partner the following:
      A. Organization; Authority. Such Limited Partner is either (A) in the case of such persons which are corporations, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, or (B) in the case of such persons which are partnerships or trusts, a partnership or trust, as the case may be, duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. The Limited Partner has the requisite authority to enter into and perform this Agreement.
      B. Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by such Limited Partner has been duly and validly authorized by all necessary action of such Limited Partner. This Agreement has been duly executed and delivered by such Limited Partner, or an authorized representative of such Limited Partner, and constitutes a legal, valid and binding obligation of such Limited Partner, enforceable against such Limited Partner in accordance with the terms hereof.
      C. Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by such Limited Partner in connection with the execution, delivery and performance of this Agreement except for those which have been heretofore obtained.

      D. No Violation. None of the execution, delivery or performance of this Agreement by such Limited Partner does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or provision of
     (A) the organizational documents of such Limited Partner or any agreement to which such Limited Partner is a party or by which it is bound or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such Limited Partner or any agreement to which such Limited Partner is a party or by which it or its assets or properties are bound, or (ii) result in the creation of any Lien or other encumbrance upon the assets or properties of such Limited Partner other than in favor of such Partnership.

 1. Covenants. Without the prior consent of the General Partner, no Limited Partner shall take any action, including acquiring, directly or indirectly, an interest in any tenant of a Property, which would have the effect of causing the percentage of the gross income of the Company that fails to be treated as "rents from real property" within the meaning of Section 856(d)(2) of the Code to exceed such percentage as of the date of the First Restated Agreement.

                          ARTICLE  I.

Allocations, Distributions, and
Other Tax and Accounting Matters

 1. Allocations. The Net Income or Net Loss and/or other Partnership items shall be allocated pursuant to the provisions of Exhibit C hereto. All Net Income or Net Loss with respect to periods prior to the date hereof, shall be allocated to the Limited Partners pursuant to the First Restated Agreement.
  1. 1.  Distributions.
     (a)  The General Partner shall cause the
     Partnership to distribute all or a portion of Net Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly, in such amounts as the

     General Partner shall determine. All such distributions other than distributions of Net Financing Proceeds and Net Sales Proceeds shall be made in accordance with the following order of priority:
       1. First, to the extent that the amount of Net Cash Flow distributed to the relevant Partner, on account of the Preferred Units, for any prior quarter was less than the Preferred Distribution Requirement for such quarter, and has not been subsequently distributed pursuant to this Section 6.2(a)(i) (a "Preferred Distribution Shortfall"), Net Cash Flow shall be distributed to the relevant Partner, on account of the Preferred Units, in an amount necessary to satisfy such Preferred Distribution Shortfall for the current and all prior Partnership taxable years.
      In the event that the Net Cash Flow distributed for a particular quarter is less than the Preferred Distribution Shortfall, then all Net Cash Flow for the current quarter shall be distributed to the relevant Partner on account of the Preferred Units;
       2. Second, Net Cash Flow shall be
      distributed to the relevant Partner, on account of the Preferred Units, in an amount equal to the Preferred Distribution Requirement for the then current quarter for each outstanding Preferred Unit. In the event that the amount of Net Cash Flow distributed for a particular quarter pursuant to this subparagraph
      (a)(ii) is less than the Preferred Distribution Requirement for such quarter, then all such Net Cash Flow for such quarter shall be distributed to the relevant Partner, on account of the Preferred Units.
      In addition, in the event that the Partnership is liquidated pursuant to Article VIII, the allocation described above shall be made to the relevant Partner, on account of the Preferred Units, with respect to all Preferred Units then outstanding; and
       3. Third, the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of Common Units, pro rata in accordance with their proportionate ownership of Common Units.
     (b)  Neither the Partnership nor the Limited
     Partners shall have any obligation to see that any funds distributed pursuant to subparagraph (a)(i) of this
     Section 6.2 are in turn used to pay dividends on any Capital Stock of the Company. Distributions of Net Financing Proceeds and Net Sales Proceeds shall be made, first to the relevant Partner, on account of the Preferred Units in accordance with the terms thereof, and then to the holders of Common Units, pro rata in accordance with their proportionate ownership of Common Units. Subject to the preceding sentences, (a) the General Partner shall use its reasonable efforts to cause the Partnership to distribute sufficient amounts to enable the Company to pay shareholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (ii) avoid any federal income or excise tax liability of the Company; and (b) in the event of a sale of a Property or an interest in a Property Partnership giving rise to a special allocation of taxable income or gain to a Limited Partner or Partners pursuant to Section 3(c) of Exhibit C, the General Partner shall cause the Partnership to distribute the Net Sales Proceeds therefrom up to an amount sufficient to enable such Limited Partner or Partners to pay any income tax liability with respect to the income or gain so specially allocated (or, if any such Limited Partner is a partnership or S corporation, to enable such Limited Partner to distribute sufficient amounts to its equity owners to enable such owners to pay any income tax liability with respect to their share of such taxable income or gain). Upon the receipt by the General Partner of each Exercise Notice pursuant to which one or more Limited Partners exercise Rights in accordance with the provisions of Article XI hereof, the General Partner shall, unless the General Partner is required or elects only to issue Common Stock to such exercising Limited Partner or Limited Partners, cause the Partnership to distribute to the Partners, pro rata in accordance with their proportionate ownership of Partnership Units on the date of delivery of such Exercise Notice, all (or such lesser portion as the General Partner shall reasonably determine to be prudent under the circumstances) of Net Cash Flow, which distribution shall be made prior to the closing of the purchase and sale of the Offered Units specified in such Exercise Notice.
     (c) If in any quarter the Partnership redeems any outstanding Preferred Units, unless and except to the extent that such redemption is effected out of borrowed funds, Capital Contributions or other sources, Net Cash Flow shall be distributed to the relevant Partner, on account of the Preferred Units, in an amount equal to the Preferred Redemption Amount for the Preferred Units being redeemed before being distributed pursuant to
     Section 6.2(a). There shall be no adjustment of the then current proportionate ownership of Partnership Units of the Partners on account of any distribution under this Section 6.2(c).
     (d)  Notwithstanding the forgoing, all
     distributions pursuant to this Section 6.2 shall remain subject to the provisions of the Certificates of Designation for each class or series of Preferred Units set forth in Exhibit B hereto.

 1. Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership's business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records as required to be kept pursuant to the Act. The books and records of account shall be kept at the principal office of the Partnership, and each Partner shall at all reasonable times have access to such books and records and the right to inspect the same.
  1. 1. Reports. The General Partner shall cause to be submitted to the Limited Partner Representatives promptly upon receipt of the same from the Accountants and in no event later than April 1 of each year, copies of Audited Financial Statements prepared on a consolidated basis for the Partnership and the Property Partnerships, together with the reports thereon, and all supplementary schedules and information, prepared by the Accountants, provided, however, that with respect to Joint Venture Partnerships which are not Controlled by the Partnership, the General Partner shall diligently seek to (i) cause the Joint Venture Partnership to distribute its Audited Financial Statements on or before April 1 of each year subject to the Joint Venture Partnership's partnership agreement, and (ii) cause such Audited Financial Statements to be submitted to the Limited

Partners promptly upon their receipt. The Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with REIT Requirements.
  1. 2. Audits. Not less frequently than annually, the General Partner shall cause the Accountants to audit books and records of the Partnership and the Property Partnerships (and, pursuant to the terms of the applicable partnership agreement, diligently seek to cause each Joint Venture Partnership not Controlled by the Partnership to annually audit such Joint Venture Partnership's books and records).
  1. 3. Tax Elections and Returns. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion; provided, however, the General Partner shall, if requested by a transferee, file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a Transfer of a Partnership Unit, including Transfers made in connection with the exercise of Rights, made in accordance with the provisions of the Agreement. The General Partner shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis. The General Partner shall cause the Accountants to prepare and submit to the Limited Partner Representatives on or before April 1 of each year for review all federal and state income tax returns of the Partnership and cause the accountants for the Property Partnerships (and diligently seek to cause the accountants of the Joint Venture Partnerships not Controlled by the Partnership) to submit to the Limited Partner Representatives on or before April 1 of each year for review all federal and state income tax returns of the Property Partnerships. If the Limited Partner Representatives determine that any modifications to the tax returns of the Partnership or any Property Partnership should be considered, such Limited Partner Representatives shall, within thirty (30) days following receipt of such tax returns from the Accountants or the General Partner, indicate to the Accountants or to the General Partner to advise the Property Partnership's accountants the suggested revisions to the tax returns, which returns shall be resubmitted to the Limited Partner Representatives for their review (but not approval). The Limited Partner Representatives shall complete their review of the resubmitted returns within ten (10) days after receipt thereof from the Accountants or the General Partner. The General Partner shall consult in good faith with the Limited Partner Representatives regarding any proposed modifications to the tax returns of the Partnership and/or the Property Partnerships. A statement of the allocation of Net Income or Net Loss of the Partnership shown on the annual income tax returns prepared by the Accountants and a statement of the allocation of Net Income or Net Loss shown on the income tax return of the Property Partnerships shall be transmitted and delivered to the Limited Partner Representatives within ten
(10) days of the receipt thereof by the Partnership. The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items and copies of the tax returns of all Property Partnerships all within the period of time prescribed by law.
  1. 4. Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership; provided, however, (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership or a Property before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the General Partner, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a) of the Code; (iii) the General Partner shall consult in good faith with the Limited Partner Representatives regarding the filing of a petition for judicial review of an administrative adjustment request under
Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition; (iv) the General Partner shall give prompt notice to the Limited Partner Representatives of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership; and (v) the General Partner shall promptly notify the Limited Partner Representatives if the General Partner does not intend to file for judicial review with respect to the Partnership. The General Partner, in acting on behalf of the Partnership as tax matters partner of a Property Partnership, shall afford the Limited Partners the same rights with respect to Property Partnership tax matters as afforded to the Limited Partners under this Section 6.7.

                          ARTICLE  I.

Rights, Duties and Restrictions of the General Partner

 1. Expenditures by Partnership. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures shall be made on behalf of the Partnership and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.
  1. 1.  Powers and Duties of General Partner.  The
General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, and subject to Section 7.3 hereof, the General Partner shall have the right, power and authority:
     (a) To manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;
     (b) To acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein (including, without limitation, Entities investing therein), and to determine the manner in which title thereto is to be held; to manage (directly or through property managers, including without limitation, the Management Company), insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to re-subdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any property in which the Partnership owns an interest; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in any land trust in which the Partnership owns a beneficial interest;
     (c) To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;
     (d) To enter into, make, amend, perform and carry out or cancel and rescind, contracts and other obligations on behalf of the Partnership and to cause all Administrative Expenses to be paid;
     (e) To borrow money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature (including interest rate swaps, caps and hedges) with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability;
     (f) To pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;
     (g) To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership's assets or for any purpose convenient or beneficial to the Partnership;
     (h) To conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of any of the foregoing; to make deposits into and withdrawals from the Partnership's bank accounts; and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;
     (i) To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;
     (j) To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

     (k) To take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;
     (l)  To maintain the Partnership's books and
     records;
     (m)  To prepare and deliver, or cause to be
     prepared and delivered by the Partnership's Accountants, all financial and other reports with respect to the operations of the Partnership and all Federal and state tax returns and reports;
     (n) To act in any state or nation in which the Partnership may lawfully act, for itself or as principal, agent or representative for any person with respect to any business of the Partnership;
     (o) To become a partner or member in, and perform the obligations of a partner or member of, any general or limited partnership or limited liability company;
     (p) To apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of the same;
     (q) To pay or reimburse any and all actual fees, costs and expenses incurred in the formation and organization of the Partnership;
     (r) To do all acts which are necessary, customary or appropriate for the protection and preservation of the Partnership's assets, including the establishment of reserves; and
     (s) In general, to exercise all of the general rights, privileges and powers permitted to be had and exercised by the provisions of the Act.
Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties on behalf of the Partnership or to undertake any individual liability or obligation on behalf of the Partnership.

 1. Major Decisions. The General Partner shall not, without the prior Consent of the Limited Partners, on behalf of the Partnership, undertake any of the following actions (the "Major Decisions"):
     (a) Make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership.
     (b) Take title to any personal or real property, other than in the name of the Partnership, a Property Partnership or pursuant to Section 7.9 hereof.
     (c) Institute any proceeding for Bankruptcy on behalf of the Partnership.
     (d)  Dissolve the Partnership.
Except as specifically provided in this Agreement, including, without limitation, this Section 7.3, the Limited Partners shall have no right to vote on any matter concerning the business and affairs of the Partnership, including, without limitation, any decisions regarding the merger of the Partnership or the sale, exchange, lease, mortgage or pledge or other transfer of, or the granting of a security interest in, all or substantially all of the assets of the Partnership and the incurrence of indebtedness by the Partnership, whether or not in the ordinary course of the Partnership's business.

 1. Actions with Respect to Certain Documents. Notwithstanding the provisions of Section 7.3 hereof to the contrary, whenever the consent, agreement, authorization or approval of the Partnership is required under any agreement which the Limited Partners or their Affiliates have executed other than in their capacities as Limited Partners of the Partnership, the Consent of the Limited Partners shall not be required.
  1. 1. Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
  1. 2. Company Participation. The Company agrees that all business activities of the Company, including without limitation all activities pertaining to the acquisition, development, ownership, management and leasing of real properties, shall be conducted, directly or indirectly, through the Partnership (except for: (i) property management and leasing activities conducted through the Management Company pursuant to the Management Agreement; and (ii) the Company's direct and indirect interests in any Property Partnerships or subsidiaries other than through the Partnership). The Company agrees that all borrowings for the purpose of making distributions to its stockholders will be incurred by the Partnership or by one or more of the Property Partnerships and the proceeds of such indebtedness will be included as Net Financing Proceeds hereunder.
  1. 3. Proscriptions. Except as otherwise expressly authorized herein, the General Partner shall not have the authority to:
     (a) Do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

     (b) Possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or
     (c) Do any act in contravention of applicable law. Nothing herein contained shall impose any obligation on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or other instrument on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

 1. Additional Partners. The General Partner shall have the right to admit additional Partners to the Partnership in accordance with the provisions of this Agreement.
  1. 1. Title Holder. To the extent allowable under applicable law, title to all or any part of the Properties of the Partnership may be held in the name of the Partnership or in the name of any other Person, provided, however, that all of the beneficial interest in such Properties shall at all times be vested in the Partnership. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner, consistent with the business purposes of the Partnership.
  1. 2.  Compensation of the General Partner.  The
General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner except with respect to reimbursement for those costs and expenses constituting Administrative Expenses.
  1. 3.  Waiver and Indemnification.
      A. Neither the General Partner nor any Person acting on its behalf, pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, misconduct or gross negligence. The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates and any individual acting on their behalf from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys' fees and expenses, incurred by them by reason of any act performed by them in accordance with the standards set forth above or in enforcing the provisions of this indemnity; provided, however, no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.
      B. Any Person entitled to indemnification under this Agreement shall be entitled to receive, upon application therefor, advances to cover the costs of defending any proceeding against such Person; provided, however, that such advances shall be repaid to the Partnership, without interest, if such Person is found by a court of competent jurisdiction upon entry of a final judgment not to be entitled to such indemnification. All rights of the indemnitee hereunder shall survive the dissolution of the Partnership; provided, however, that a claim for indemnification under this Agreement must be made by or on behalf of the Person seeking indemnification prior to the time the Partnership is liquidated hereunder. The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or at equity. Indemnification pursuant to this Agreement shall be made solely and entirely from the assets of the Partnership and no Partner shall be liable therefor.

 1. Limited Partner Representatives. A Majority-In-Interest of the Limited Partners shall appoint one or more representatives ("Limited Partner Representatives"). Whenever, under the terms of this Agreement, matters require the Consent of the Limited Partners, the same shall mean the consent of a majority of the Limited Partner Representatives, and any action taken by the Limited Partner Representatives shall be fully binding on the Limited Partners, it being the intention of the Limited Partners that the Limited Partner Representatives shall have full power and authority, which shall be irrevocable, to take all action, or to authorize all action, which the Limited Partners are authorized to take under the provisions of this Agreement. A Majority-In-Interest of the Limited Partners shall have the right, at any time, within their sole discretion, upon not less than 10 days' prior notice, to replace any of the Limited Partner Representatives, to appoint a temporary substitute to act for any Limited Partner Representative unable to act, or to vest in only one of the Limited Partner Representatives the sole power to exercise rights of the Limited Partner Representatives hereunder. The Limited Partner Representatives shall be appointed or replaced by the Limited Partners in writing, a copy of which shall be delivered to the Partners. Any appointments of Limited Partner Representatives made hereunder shall remain effective until rescinded in a written notice, and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representatives without any further evidence of their authority or further action by the Limited Partners.
  1. 1.  Operation in Accordance with REIT Requirements.
The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the Company to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability. The Partnership shall avoid taking any action, or permitting any Property Partnership to take any action, which would result in the Company ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the Company. The determination as to whether the Partnership has operated in the manner prescribed in this
Section 7.13 shall be made without regard to any action or inaction of the Company with respect to distributions and the timing thereof.
  1. 2. Transactions with Affiliates. The Partnership may lend or contribute funds to its subsidiaries or other Entities in which it has an equity investment, and such Entities may borrow funds from the Partnership, on terms and conditions established in the discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person. The Partnership may also engage in other transactions and enter into contracts with an Affiliate of any Partner, which transactions and contracts are on terms fair and reasonable to the Partnership and no less favorable to the Partnership than would be obtained from unaffiliated third parties, provided however, that the affirmative determination by the Company's Board of Directors shall determine conclusively that a transaction or contract between the Partnership on the one hand and the General Partner or the Company on the other hand satisfies such requirement.
  1. 3.  Other Matters Concerning the General Partner.
      A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
      B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional expertise shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
      C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.
      D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the Company to continue to qualify as a REIT or (ii) to avoid the Company incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Nothing however in this Agreement shall be deemed to give rise to any liability on the part of the Limited Partners for the Company's failure to qualify or continue to qualify as a REIT or failure to avoid incurring any taxes under the foregoing Sections of the Code.
                        ARTICLE  E.

          Dissolution, Liquidation and Winding-Up

 1. Accounting. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Net Income or Net

Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of a national certified public accountant (which may be the Accountant) selected by the Liquidating Trustee.
  1. 1. Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:
     (a) Payment of creditors of the Partnership (other than Partners) in the order of priority as provided by law;
     (b) Establishment of reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any;
     (c)  Payment of debts of the Partnership to
     Partners, if any, in the order of priority provided by law; and
     (d)  To the Partners in accordance with the
     positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those adjustments made pursuant to this Section 8.2(d),
     Section 8.4 or Section 8.5 hereof).
Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions. Notwithstanding the forgoing, all distributions pursuant to this Section 8.2 shall remain subject to the provisions of the Certificates of Designation for each class or series of Preferred Units set forth in Exhibit B hereto.

 1. Timing Requirements. In the event that the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Section 8.2(d) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.
  1. 1. Sale of Partnership Assets. In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Trustee may sell Partnership or Property Partnership property or Property Partnership interests on the best terms and conditions as the Liquidating Trustee in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners. The liquidation of the Partnership shall not be deemed finally completed until the Partnership shall have received cash payments in full with respect to obligations such as notes, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied, released or assumed by the General Partner. The Liquidating Trustee shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until such obligations are paid in full or otherwise satisfied.
  1. 2. Distributions in Kind. In the event that it becomes necessary to make a distribution of Partnership property in kind, the General Partner may Transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 8.2 hereof.
  1. 3. Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.
  1. 4. Liability of the Liquidating Trustee. The Liquidating Trustee shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidating Trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:
     (a) A matter entirely unrelated to the Liquidating Trustee's action or conduct pursuant to the provisions of this Agreement; or
     (b) The proven misconduct or gross negligence of the Liquidating Trustee.

                          ARTICLE
 I.

Transfer of Partnership Units

 1. General Partner Transfer. The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its Partnership Units, in each case prior to the dissolution and winding up of the Partnership, without the Consent of the Limited Partners. Upon any Transfer of a Partnership Unit in accordance with the provisions of this
Section 9.1, the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Unit so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Units and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation or other Entity to the General Partner by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion. In the event the General Partner withdraws from the Partnership in violation of this Agreement or otherwise, dissolves or terminates or upon the Bankruptcy of the General Partner, (i) any remaining general partner may continue the Partnership business or (ii) within 90 days thereafter, all of the remaining Partners (or, to the extent permitted under the Act, such lesser number or percentage of the Partners, but in no case less than a Majority-in-Interest of the Limited Partners) may elect to continue the business of the Partnership by selecting a substitute General Partner, which substitute General Partner accepts such election and agrees to serve as the General Partner. Such successor General Partner shall thereupon succeed to the rights and obligations of the General Partner as provided in this Section 9.1.
  1. 1.  Transfers by Limited Partners.
      A. Subject to the provisions of Sections 9.2(b) and 9.3 hereof, including, without limitation, compliance with any restrictions or limitations set forth therein, each Limited Partner shall have the right to Transfer all or a portion of its Partnership Units to any Person that is the Immediate Family of such Limited Partner, an Affiliate of such Limited Partner, another Limited Partner, a bona fide pledgee after a default in the obligation secured by the pledge, or to a bona fide purchaser for value from such pledgee, provided that prior written notice of such proposed transfer is delivered to the General Partner. No other Transfers of a Limited Partner's Partnership Units may be effected without the consent of the General Partner, which consent may be given, withheld or conditioned in the General Partner's sole and absolute discretion.
      B. No transfer permitted or consented to under this Section 9.2 (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation or other Entity by operation of law) shall relieve the transferor Limited Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Upon such permitted or consented to

     Transfer, the transferee shall be deemed to be an Assignee with respect to such Partnership Units, but shall not become or be admitted to the Partnership as a Substituted Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion and for any or no reason whatsoever. An Assignee shall be entitled as a result of such Transfer only to receive the economic benefits of the Partnership Interest to which the transferor Limited Partner would otherwise be entitled, along with such transferor Limited Partner's rights with respect to the Rights (although any transferee of any transferred Partnership Units shall be subject to any and all ownership limitations contained in the corporate charter of the Company as may be amended from time to time), and such Assignee shall have no right (a) to participate in the management of the Partnership or to vote on any matter requiring the consent or approval of the Limited Partners, (b) to demand or receive any account of the Partnership's business, or (c) to inspect the Partnership's books and records, unless and until such Assignee is admitted to the Partnership as a Substituted Limited Partner. A transferee of a Partnership Unit may become a Substituted Limited Partner only upon the satisfaction of the following conditions: (A) filing with the Partnership of a duly executed and acknowledged written instrument of assignment in a form approved by the General Partner specifying the Partnership Units being assigned, setting forth the intention of the transferor Limited Partner that such transferee succeed to the assignor's interest as a Limited Partner and assuming by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Units; (B) execution and acknowledgment by the transferor Limited Partner and such transferee of any other instruments required in the sole and absolute discretion of the General Partner, including the acceptance and adoption by such transferee of the provisions of this Agreement; (C) obtaining the written consent of the General Partner as provided in Section 9.2(a) above; and (D) payment of a transfer fee to the Partnership, sufficient to cover the reasonable expenses of the substitution, if any. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor Limited Partner hereunder.

 1. Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may any Transfer of a Partnership Unit by any Partner be made and in no event shall Additional Units be issued (i) to any

Person or Entity who or which lacks the legal right, power or capacity to own a Partnership Unit, or, except with the prior written consent of the General Partner, to a Person or Entity which is not an "Accredited Investor" within the meaning of Regulation D promulgated by the SEC under the Securities Act;
(ii) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against a Property or any part thereof, or other instrument, document or agreement to which the Partnership or any Property Partnership is a party or otherwise bound (including, without limitation, the organizational documents of any Property Partnership); (iii) in violation of applicable law; (iv) of any component portion of a Partnership Unit, such as the Capital Account, or rights to Net Cash Flow, separate and apart from all other components of a Partnership Unit; (v) in the event such Transfer would cause the Company to cease to comply with the REIT Requirements; (vi) if such Transfer would cause a termination of the Partnership for federal income tax purposes (except with the Consent of the General Partner and the Consent of the Limited Partners); (vii) if such Transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes; (viii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (ix) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (x) if such Transfer would result in the Transferor or Transferee owning Common Units having a value (computed as of the date of such proposed Transfer by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share market Price) less than $250,000; (xi) if such Transfer or issuance may not be effected without registration of such Partnership Units under the Securities Act, would require filing of a registration statement under the Securities Act, or would otherwise violate any Federal, state or foreign securities laws or regulations applicable to the Partnership or such Partnership Units; (xii) if such Transfer or issuance would violate any provision of the Company's certificate of incorporation, as such may be amended from time to time;
(xiii) to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a "nonrecourse liability" (within the meaning of Section 1.752-1(a)(2) of the Regulations) without the consent of the General Partner, in its sole and absolute discretion, unless the Partnership's basis for tax purposes would not be reduced as a result of such Transfer; (xiv) except with the express written consent of the General Partner, if such Transfer would result either in the Partnership having more than one hundred Partners or in the Partnership being classified as a "publicly traded partnership" within the meaning of the Code and the Regulations; or (xv) except with the express written consent of the General Partner, to any entity that is a partnership, grantor trust or S corporation if (i) substantially all of the value of the interest of a person owning an interest in such entity is attributable to the entity's (direct or indirect) interest in a Unit, and
(ii) a principal purpose of the use of the tiered arrangement is to permit the Partnership to satisfy the 100-person limitation in paragraph (h)(1)(ii) of Section 1.7704-1 of the Regulations.
                          ARTICLE  I.

Rights and Obligations of the Limited Partners

 1.  No Participation in Management.
      A. Except as expressly permitted hereunder, the Limited Partners, in their capacities as Limited Partners of the Partnership, shall not take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership, provided, however, that nothing in the foregoing shall be deemed to prohibit or preclude any Limited Partner or its Affiliates from serving as an officer, director or employee of the Company, the General Partner or Management Company or otherwise transacting business with the Partnership.
      B. In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):
          (1)  to obtain a copy of the most recent
          annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;
          (2)  to obtain a copy of the Partnership's
          federal, state and local income tax returns for each Partnership Year;

          (3) to obtain a current list of the name and last known business, resident or mailing address of each Partner; and
          (4)  to obtain a copy of this Agreement and
          the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

 1. Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Income or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. In no event, however, shall such assignee(s) become an Assignee Limited Partner except in accordance with
Article IX hereof.
  1. 1. No Withdrawal. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.
  1. 2. Duties and Conflicts. The General Partner recognizes that certain of the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. Such Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.
  1. 3. Limited Liability. No Limited Partner shall be bound, or personally liable for, the expenses, liabilities or obligations of the Partnership, except as provided by this Agreement or the Act.
                          ARTICLE
 I.

Grant of Rights to Limited Partners

 1. Grant of Rights. The Company does hereby grant to each Limited Partner, and each of the Limited Partners does hereby accept, the right, but not the obligation (hereinafter referred to as the "Rights"), to require the Company and the General Partner to exchange part or all of the Limited Partner's Common Units for shares of Common Stock or their cash equivalent, at the Company's election, at any time or from time to time prior to November 3, 2043, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Rights granted hereunder may be exercised by any one or more of the Limited Partners, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the Company of an Exercise Notice, which notice shall specify the number of Common Units to be exchanged by such Limited Partner.
Once delivered, the Exercise Notice shall be irrevocable, subject to delivery by the Company or the General Partnerof the exchange consideration in respect of the Common Units being exchanged in accordance with the terms hereof. Notwithstanding the forgoing, upon the issuance of any Common Units the General Partner and the Partner to who such Common Units are issued may agree that such Common Units are not entitled to the Rights.
  1. 1. Terms of Rights. The terms and provisions applicable to the Rights shall be as set forth in attached Exhibit D.
                          ARTICLE
 I.

Indemnification

 1. Indemnification of the Limited Partners. From and after the date hereof, the Partnership shall indemnify and hold harmless each of the Limited Partners and its Affiliates against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) (each, a "Claim") sustained or incurred by such Limited Partner or Affiliate or any assignee or successor thereof (including, without limitation, any Assignee Limited Partner) as a result of or arising out of any Assumed Liability. If a claim for indemnification is asserted against the Partnership hereunder, the Partnership shall have the right, at its own expense, to participate in the defense of any Claim asserted against such Limited Partner or its Affiliate which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.
  1. 1.  Indemnification of the General Partner, the
Company and Others. From and after the date hereof, the Partnership shall indemnify and hold harmless each of the General Partner, the Company and any officer, director, employee or agent of any of the Partnership, the General Partner or the Company against and from all for the same matters and to the same extent as the Company is entitled to indemnify its officers, directors, employees or agents pursuant to the Company's certificate of incorporation, as such may be amended from time to time.
                          ARTICLE
 I.

Arbitration of Disputes

 1. Arbitration. Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies between any one or more Partners) arising out of or in connection with this Agreement or the Partnership created hereby, relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by binding arbitration in New York, New York, in accordance with this
Article XIII and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association or any successor thereto.
  1. 1.  Procedures.  Any arbitration called for by this
Article XIII shall be conducted in accordance with the following procedures:
     (a)  The Partnership or any Partner (the
     "Requesting Party") may demand arbitration pursuant to
     Section 13.1 hereof at any time by giving written notice of such demand (the "Demand Notice") to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership, which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.
     (b) Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Partners and/or the Partnership against whom the claim has been made or with respect to which a dispute has arisen (collectively, the "Responding Party"), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a "Qualified Individual") willing to act as an arbitrator of the claim, dispute or controversy in question. Each of the Requesting Party and the Responding Party shall use their best efforts to select a present or former partner of a "Big 6" accounting firm having no affiliation with any of the parties as their respective Qualified Individual to act as the second arbitrator. Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a present or former partner of a "Big 6" accounting firm having no affiliation with any of the parties as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question. In the event that the two arbitrators initially selected are unable to agree on a third arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a present or former partner of a "Big 6" accounting firm having no affiliation with any of the parties as the Qualified Individual to act as the third arbitrator. The three arbitrators selected pursuant to this subsection (b) shall constitute the arbitration panel for the arbitration in question.
     (c) The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations. Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.
     (d)  The arbitration panel shall have the
     discretion to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

 1. Binding Character. Any decision rendered by the arbitration panel pursuant to this Article XIII shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.
  1. 1. Exclusivity. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 13.1 hereof, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Article XIII shall survive the dissolution of the Partnership.
  1. 2. No Alternative of Agreement. Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Partnership Agreement.

                          ARTICLE  I.

General Provisions

 1. Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 14.1, the address of the General Partner shall be: One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421-2931 (telecopier number (423) 490-8662) and the address of each of the Limited Partners shall be c/o CBL & Associates, Inc., One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421-2931 (telecopier number (423) 490-8662). The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.
  1. 1. Successor. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.
  1. 2. Effect and Interpretation. This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware.

  1. 3. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
  1. 4. Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities. Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any director, shareholder, officer, employee, agent or attorney of the General Partner acting in such capacity for any act or omission of the General Partner or any obligation or liability of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing.
  1. 5. Entire Understanding; Etc. This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within.
  1. 6.  Amendments.
      A. Except to the extent expressly otherwise provided herein (including, without limitation, in Section 14.7(b) below), this Agreement may not be amended unless such amendment is approved by the General Partner with the prior Consent of the Limited Partners; provided that no amendment of this Agreement may be made without the consent of all of the affected Limited Partners if such amendment (i) converts any Limited Partner's interest in the Partnership into a general partnership interest (other than the General Partner if the General Partner is also a Limited Partner), (ii) modifies the limited liability of any Limited Partner if the General Partner is also a Limited Partner), or (iii) alters or modifies the Rights set forth in Article XI in a manner adverse to such Partner.
      B. Notwithstanding anything to the contrary provided in Section 14.7(a) above, the General Partner shall have the power, without the consent of any Limited Partner, to amend this Agreement as may be required to facilitate or implement any of the following:
       1.  to add to the obligations of the General
      Partner or surrender any right or power granted to the General Partner or any Affiliate of the General
      Partner for the benefit of the Limited Partners;
       2.  to reflect the admission, substitution,
      termination, or withdrawal of Partners in accordance with this Agreement;
       3.  to set forth the rights, powers and
      duties of the holders of any Additional Units issued pursuant to Section 4.4(a) hereof (including, without limitation, amending the distribution and allocation provisions set forth herein);
       4.  to reflect any change that does not
      adversely affect the Limited Partners in any material respect, to cure any ambiguity, to correct or supplement any defective provision in this Agreement, or to make other changes with respect to matters arising under this Agreement that will not be inconsistent with any other provision of this Agreement; and
       5. to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulations of a Federal or state agency or contained in Federal or state law.
      C. This Section 14.7 may not be amended except with the prior written consent of all the Partners.

 1. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

  1. 1. Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation".
  1. 2. Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.
  1. 3. Expenses. All expenses incurred by the Partners in negotiating, drafting and executing this Agreement and the Exhibits hereto, including without limitation all expenses of counsel, shall be borne and paid by the Partnership.
  1. 4. Waiver of Partition. Except as otherwise expressly provided for in this Agreement, no Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Partnership or any of its assets or properties or cause the sale of any Partnership assets or property, and notwithstanding any provision of applicable law to the contrary, each Partner (for itself and its legal representatives, successors and assigns) hereby irrevocably waives any and all right to partition, or to maintain any action for partition, or to compel any sale with respect to its interest in, or with respect to, any assets or properties of the Partnership, except as expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.

                            GENERAL PARTNER:

                            CBL HOLDINGS I, INC.


                            By: __Charles B. Lebovitz_____

                               Charles B. Lebovitz
                               Chairman of the Board, President
                               and Chief Executive Officer




                            LIMITED PARTNERS:

                            CBL HOLDINGS, II, INC.


                            By:____Charles B. Lebovitz_____

                               Charles B. Lebovitz,
                               Chairman of the Board, President
                               and Chief Executive Officer


                            CBL & ASSOCIATES, INC.


                            By:____Charles B. Lebovitz_____

                               Charles B. Lebovitz,
                               Chairman of the Board, President
                               and Chief Executive Officer


                            CBL EMPLOYEES PARTNERSHIP/CONWAY

                            By:    CBL & Associates, Inc.
                                  Managing Partner


                            By:____Charles B. Lebovitz____

                               Charles B. Lebovitz,
                               Chairman of the Board, President
                               and Chief Executive Officer

                            COLLEGE STATION ASSOCIATES


                            By:____Charles B. Lebovitz____

                               Charles B. Lebovitz,
                               Managing Partner


                            FOOTHILLS PLAZA PARTNERSHIP

                            By:         Mortgage Services, Inc.
                                      Managing Partner


                            By:___John N. Foy_______

                               John N. Foy, President



                            ____John N. Foy_____
                            John N. Foy


                            GIRVIN ROAD PARTNERSHIP

                            By:         CBL & ASSOCIATES, INC.,
                                      Managing Partner


                            By:_____Charles B. Lebovitz_____

                               Charles B. Lebovitz,
                               Chairman of the Board, President
                               and Chief Executive Officer



                            ____Ben S. Landress______
                            Ben S. Landress



                            ____Alan L. Lebovitz____
                            Alan L. Lebovitz



                            ____Charles B. Lebovitz____
                            Charles B. Lebovitz



                            ___Charles B. Lebovitz____
                            Laurie Beth Lebovitz



                            ___Michael I. Lebovitz____
                            Michael I. Lebovitz

                            ___Stephen D. Lebovitz___
                            Stephen D. Lebovitz





                            TRUST U/W MOSES LEBOVITZ F/B/O
                            CHARLES B. LEBOVITZ, ET AL


                            By:___Charles B. Lebovitz_____

                               Charles B. Lebovitz
                               Trustee


                            By:____Faye L. Israel_______

                               Faye L. Israel,
                               Trustee


                            By:___Ralph Schumacker______

                               Ralph Schumacker,
                               Trustee


                            TRUST U/W MOSES LEBOVITZ F/B/O
                            FAYE L. ISRAEL, ET AL


                            By:___Charles B. Lebovitz_____

                               Charles B. Lebovitz,
                               Trustee



                            By:____Faye L. Israel______

                               Faye L. Israel,
                               Trustee


                            By:___Ralph Shumacker_____

                               Ralph Shumacker,
                               Trustee



                            ___Mark D. Mancuso______
                            Mark D. Mancuso



                            ___Eric P. Snyder_______
                            Eric P. Snyder

                            ___Augustus N. Stephas_____
                            Augustus N. Stephas


                            WAREHOUSE PARTNERSHIP

                            By:         CBL & Associates, Inc.,
                                       Managing Partner


                            By:___Charles B. Lebovitz_____

                               Charles B. Lebovitz,
                               Chairman of the Board, President
                               and Chief Executive Officer



                            ___Jay Wiston_________
                            Jay Wiston



                            ___James L. Wolford___
                            James L. Wolford



                            SOLELY FOR PURPOSES OF SECTIONS
                            4.6,5.2, 7.6, 7.13 9.3 and 12.2,
                            ARTICLEs XI, XIII AND XIV AND
                            EXHIBIT D HEREOF:

                            CBL & Associates Properties, INC.


                            By:___Charles B. Lebovitz_____

                               Charles B. Lebovitz
                               Chairman of the Board, President
                               and Chief Executive Officer

                                                  EXHIBIT A

                                                  EXHIBIT B


To be provided by the General Partner pursuant to the terms of the Agreement.

                CERTIFICATE OF DESIGNATION
                             OF
    9.0% SERIES A CUMULATIVE REDEEMABLE PREFERRED UNITS
                             OF
      CBL & ASSOCIATES PROPERTIES, LIMITED PARTNERSHIP
               Pursuant to Article 4.4 of the
    Second Amended and Restated Partnership Agreement of
           CBL & Associates, Limited Partnership

WHEREAS, CBL & Associates Properties, Inc. (the "Company") has issued 2,875,000 shares (the "Offering") of 9.0% Series A Cumulative Redeemable Preferred Stock (the "Preferred Stock");
WHEREAS, the Company and the Operating Partnership desire that the Company contribute net proceeds of the Offering to CBL & Associates, Limited Partnership (the "Operating Partnership") in exchange for preferred units having substantially the same economic rights and terms of the Preferred Stock;
WHEREAS, Article 4.4 of the Second Amended and Restated
Partnership Agreement of the Operating Partnership (the "Partnership Agreement") provides for a Preferred Unit Designation, setting forth, in sufficient detail, the economic rights and terms of the class or series of preferred units.
NOW THEREFORE, CBL Holdings I, Inc., the general partner of the Operating Partnership (the "General Partner") hereby designates a series of preferred units and fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such preferred units, as follows:
     1.   Designation and Amount.
The units of such series shall be designated "9.0% Series A
Cumulative Redeemable Preferred Units" (the "Series A Preferred Units") and the number of units constituting such series shall be 2,875,000. The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Units shall be subject in all cases to the provisions of the Partnership Agreement.
     2.   Dividends and Distribution Rights.
(a) Holders of Series A Preferred Units shall be entitled to receive, when, as and if declared by the General
Partner, out of assets of the Operating Partnership legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 9.0% per annum of the $25.00 liquidation preference. Such dividends shall be cumulative from the date of the original issue by the Operating Partnership of Series A Preferred Units and shall be payable quarterly in arrears on the 30th day of March, June, September, and December of each year or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). The first dividend shall be paid on September 30, 1998. Such first dividend and any dividend payable on the Series A Preferred Units for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the records of the Operating Partnership at the close of business on the applicable record date, which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the General Partner for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").
(b) No dividends on the Series A Preferred Units shall be declared by the General Partner or paid or set apart for payment by the General Partner at such time as the terms and provisions of any agreement of the Operating Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
(c) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Units shall accrue whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared. Accrued but unpaid dividends on the Series A
Preferred Units shall accumulate as of the Dividend Payment
Date on which they first become payable.
(d) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on any of the Operating Partnership's Common Units ("Common
Units"), or units of any other class or series of units of the Operating Partnership ranking, as to dividends, on a parity with or junior to the Series A Preferred Units (other than a dividend paid in units of Common Units or in units of any other class or series of units ranking junior to the Series A Preferred Units as to dividends and upon liquidation) for any period unless full cumulative dividends for all past dividend periods and the then current dividend period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment on the Series A Preferred Units. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and the units of any other series of preferred units ranking on a parity as to dividends with the Series A Preferred Units, all dividends declared upon the Series A Preferred Units and any other series of preferred units ranking on a parity as to dividends with the Series A Preferred Units shall be declared pro rata so that the amount of dividends declared per unit of Series A
Preferred Units and such other series of preferred units shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Units and such other series of preferred units (which shall not include any accrual in respect of unpaid dividends on such other series of preferred units for prior dividend periods if such other series of preferred units does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred
Units which may be in arrears.
(e) Except as provided in paragraph 2(d), unless full cumulative dividends on the Series A Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment for all past dividend periods and the then current dividend period, no dividends
(other than in Common Units or other units ranking junior to the Series A Preferred Units as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend shall be declared or made upon the Common Units or any other units of the Operating Partnership ranking junior to or on parity with the Series A Preferred
Units as to dividends or amounts upon liquidation nor shall any units of Common Units, or any other units of capital stock of the Operating Partnership ranking junior to or on a parity with the Series A Preferred Units as to dividends or upon liquidation, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Operating Partnership (except by conversion into or exchange for other units of the Operating
Partnership ranking junior to the Series A Preferred Units as to dividends and upon liquidation) Nothing in the foregoing shall be deemed to preclude the exercise of Rights (as defined in the Partnership Agreement) by any unit holder in accordance with the Partnership Agreement.
(f) Holders of units of Series A Preferred Units shall not be entitled to any dividend, whether payable in cash, property or units, in excess of full cumulative dividends on the Series A Preferred Units as provided above.
Any dividend payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid dividends due with respect to such units which remains payable.
     3.   Liquidation Rights.
Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Operating
Partnership, the holders of units of Series A Preferred Units shall be entitled to be paid out of the assets of the Operating Partnership legally available for distribution to its Unit holders a liquidation preference of $25.00 per unit, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of share of Common Units or any other class or series of Units of the Operating Partnership ranking junior to the Series A
Preferred Units as to liquidation rights. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Operating
Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series
A Preferred Units and the corresponding amounts payable on all units of other classes or series of units of the Operating Partnership ranking on a parity with the Series A
Preferred Units in the distribution of assets, then the holders of the Series A Preferred Units and all other such classes or series of units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Units shall be entitled to written notice of any such liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred
Units will have no right or claim to any of the remaining assets of the Operating Partnership. The consolidation or merger of the Operating Partnership with or into any corporation, trust or entity or of any corporation, trust or other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership shall not be deemed to constitute a liquidation, dissolution or winding-up of the Operating
Partnership.
     4.   Redemption.
(a) Series A Preferred Units shall not be redeemable prior to July 1, 2003. On or after July 1, 2003, the Operating Partnership, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series A Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided below), without interest. If fewer than all of the outstanding units of Series A Preferred Units are to be redeemed, the units of Series A Preferred Units to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional units) or by lot or by any other equitable method determined by the Operating Partnership. Holders of Series A
Preferred Units to be redeemed shall surrender such Series A
Preferred Units at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any Series A Preferred
Units has been given and if the funds necessary for such redemption have been set aside by the Operating Partnership in trust for the benefit of the holders of any units of Series A Preferred Units so called for redemption, then from and after the redemption date dividends shall cease to accrue on such Series A Preferred Units, such units of Series A
Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption.
(b) Unless full cumulative dividends on all Series
A Preferred Units shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past dividend periods and the then current dividend period, no Series A Preferred Units shall be redeemed unless all outstanding units of Series A Preferred Units are simultaneously redeemed and the Operating Partnership shall not purchase or otherwise acquire directly or indirectly any units of Series A Preferred Units (except by exchange for units of the Operating Partnership ranking junior to the Series A Preferred Units as to dividends and amounts upon liquidation).
(c) Notice of redemption shall be mailed by the Operating Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the units of Series A
Preferred Units to be redeemed at their respective addresses as they appear on the records of the Operating Partnership.
No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred
Units except as to a holder to whom notice was defective or not given. Each notice shall state (i) the redemption date;
(ii) the redemption price; (iii) the number of units of Series A Preferred Units to be redeemed; (iv) the place or places where units of Series A Preferred Units are to be surrendered for payment of the redemption price; and (v) that dividends on the Series A Preferred Units to be redeemed shall cease to accrue on such redemption date. If fewer than all of the units of Series A Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of units of Series A Preferred
Units held by such holder to be redeemed.
(d) Immediately prior to any redemption of Series
A Preferred Units, the Operating Partnership shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend
Payment Date, in which case each holder of Series A Preferred at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such units on the corresponding Dividend Payment Date notwithstanding the redemption of such units before such Dividend Payment Date.
Except as provided above, the Operating Partnership shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Units for which a notice of redemption has been given.
(e) All units of the Series A Preferred Units redeemed pursuant to this paragraph 4 shall be retired and shall be restored to the status of authorized and unissued units of preferred units, without designation as to series and may thereafter be reissued as units of any series of preferred units.
(f) The Series A Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.
     5.   Voting Rights.
(a) Holders of the Series A Preferred Units shall not have any voting rights, except as set forth in the Partnership Agreement.
(b) So long as any units of Series A Preferred
Units remain outstanding, the Operating Partnership shall not, without the affirmative vote or consent of the holders of two-thirds of the units of Series A Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of units ranking prior to the Series A Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Operating
Partnership or reclassify any authorized units of the Operating Partnership into such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units; or (ii) amend, alter or repeal the provisions of the Partnership
Agreement or this Certificate of Designations, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series A Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Operating
Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Units and provided further that (A) any increase in amount of the authorized Preferred
Units or the creation or issuance of any other Series A
Preferred Units or (B) any increase in the number of authorized units of Series A Preferred Units or any other series of Preferred Units in each case ranking on a parity with or junior to the Series A Preferred Units of such series with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
(c) The foregoing voting provisions of this paragraph 5 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding units of Series A
Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.
(d) In any matter in which the Series A Preferred
Units may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Units shall be entitled to one vote, except that when any other series of preferred units of the Operating Partnership shall have the right to vote with the Series A Preferred Units as a single class on any matter, the Series A Preferred Units and such other series shall have with respect to such matters one vote per each $25.00 of stated liquidation preference.
     6.   Conversion.
The units of Series A Preferred Units shall not be convertible into or exchangeable for any other property or units of the Operating Partnership.
     7.   Ranking.
The Series A Preferred Units shall, with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Operating Partnership, rank (a) senior to the Common Units and to all units ranking junior to such Series A Preferred Units; (b) on a parity with all units issued by the Operating Partnership the terms of which specifically provide that such units rank on a parity with the Series A Preferred Units; and (c) junior to all units issued by the Operating Partnership (in accordance with this Certificate of Designations) the terms of which specifically provide that such units rank senior to the Series A Preferred
Units. For purposes of this paragraph 7, the term "units" does not include indebtedness convertible into units.
     8.   Exclusion of Other Rights.
The Series A Preferred Units shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Partnership Agreement and this Certificate of Designations.
     9.   Headings of Subdivisions.
The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
     10.  Severability of Provisions.
If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the
Series A Preferred Units set forth in the Partnership
Agreement and this Certificate of Designations is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series A Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.
     11.  No Preemptive Rights.
No holder of Series A Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any unissued units of the Operating Partnership (whether now or hereafter authorized) or securities of the Operating
Partnership convertible into or carrying a right to subscribe to or acquire units of the Operating Partnership.
               SIGNATURE APPEARS ON NEXT PAGE
IN WITNESS WHEREOF, CBL Holdings
I, Inc. has caused this
Certificate of Designation of Series A Cumulative Redeemable
Preferred Units to be duly executed by its Executive Vice
President and Chief Financial Officer this _____ day of June,
1998.
CBL Holdings I, Inc.

By
John Foy
                                   Executive Vice President
                                   and Chief Financial
                                   Officer





                                                  EXHIBIT C
                        Allocations
1.   Allocation of Net Income and Net Loss.
     (a) Except as otherwise provided herein, Net Income and Net Loss of the Partnership for each tax year shall be allocated among the Partners in the follow order and priority:
          (i) First, Net Income shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess of (A) the amount of Net Cash Flow distributed to such Partner pursuant to Sections 6.2(a)(i) and (ii) and Section 6.2(c) (but only to the extent of the Preferred Distribution Requirement and Preferred Distribution Shortfalls) for the current and all prior Partnership tax years over (B) the amount of Net Income previously allocated to such Partner pursuant to this subparagraph
     (i).
          (ii) Second, for any Partnership tax year ending on or after a date on which Preferred Units are redeemed, Net Income (or Net Losses) shall be allocated to the relevant Partner, on account of the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts for the Preferred Units that have been or are being redeemed during such Partnership tax year over the Preferred Unit Issue Price of such Preferred Units.
          (iii) Any remaining Net Income and Net Losses shall be allocated among the Partners in accordance with their proportionate ownership of Common Units (except as otherwise required by the Regulations).
          (iv) Notwithstanding subparagraphs (i), (ii) and (iii), Net Income and Net Losses from a Liquidation Transaction shall be allocated as follows:
               First, Net Income (or Net Losses) shall be allocated to the relevant Partner, in connection with the Preferred Units, in an amount equal to the excess (or deficit) of the sum of the applicable Preferred Redemption Amounts of the Preferred Units which have been or will be redeemed with the proceeds of the Liquidation Transaction over the Preferred Unit Issue Price of such Preferred Units;
               Second, Net Income (or Net Losses) shall be allocated among the Partners so that the Capital Accounts of the Partners (excluding from the Capital Account of any Partner the amount attributable to its Preferred Units) are proportional to the number of Common Units held by each Partner; and
               Third, any remaining Net Income (and Losses) shall be allocated among the Partners in accordance with their proportionate ownership of Common Units.
2.   Special Allocations.
Notwithstanding any provisions of paragraph 1 of this Exhibit C, the following special allocations shall be made in the following order:
(a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.
(b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i).(4) and (j)(2). This paragraph (b) in intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto.
(c) Qualified Income Offset. In the event a Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(d) Nonrecourse Deduction. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their proportionate ownership of Common Units.
(e)  Partner Nonrecourse Deductions.  Partner Nonrecourse
Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1).
(f) Curative Allocations. The Regulatory Allocations (as defined below) shall be taken into account in allocating other item of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under paragraphs 1 and 2 of this Exhibit C shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this paragraph 2.
3.   Tax Allocations.
(a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.
(b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character but would have been recognized, but for the application of Code Section 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause
(A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Section 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.
(c)  Allocations Respecting Section 704(c) and Revaluations:
Curative Allocations Resulting from the Ceiling Rule. Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The allocation of Tax Items shall be subject to the ceiling rule stated in Regulation Section 1.704-1(c) and Regulation Section 1.704-3. The General Partner will not specially allocate Tax Items (other than the Section 704(c) Tax Items) to cure for the effect of the ceiling rule. The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a Property Partnership to the Partner or Partners contributing the interest or interests in such Property Partnership, so that, to the greatest extent possible, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such Property Partnership that they would have been allocated had they contributed undivided interests in the assets owned by such Property Partnership to the Partnership in lieu of contributing the interest or interests in the Property Partnership to the Partnership. Notwithstanding the above, with respect to property contributed to the Partnership after the date hereof, such Section 704(c) Tax Items may be allocated under such method selected by the General Partner that is consistent with the Section 704(c) Regulations.



                                                  EXHIBIT D
                       Rights Terms
The Rights granted to the Limited Partners pursuant to
Section 11.1 hereof shall be subject to the following terms and conditions:
1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, and, in addition, the following terms and phrases shall, for purposes of this Exhibit D and the Agreement, have the meanings set forth below:
"Beneficially Own" shall mean the ownership of shares of Common
Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or indirectly through the application of Sections 542 and 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto.
"Beneficial Ownership Limit" shall mean (A) with respect to any Person other than members of the Lebovitz Group and the Wolford Group, 6% of the outstanding Capital Stock of the Company, (B) with respect to the Lebovitz Group, 23% of the outstanding Capital Stock of the Company and
(C) with respect to the Wolford Group, 8% of the outstanding Capital Stock of the Company, in each case, determined by (i) number of shares outstanding, (ii) voting power or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods, and computed taking into account all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing options and Exchange Rights that have not been exercised or deferred stock that has not vested.
"Constructively Own" shall mean the ownership of shares of Common
Stock by a Person who would be treated as an owner of such shares of Common Stock either directly or indirectly through the application of
Section 318 of the Code, as modified by Section 856(d)(5) of the Code, and any comparable successor provisions thereto.
"Constructive Ownership Limit" shall mean (A) with respect to any Person other than members of the Lebovitz Group and the Wolford Group, 6% of the outstanding Capital Stock of the Company, (B) with respect to the Lebovitz Group, 23% of the outstanding Capital Stock of the Company and
(C) with respect to the Wolford Group, 8% of the outstanding Capital Stock of the Company, in each case, determined by (i) number of shares outstanding, (ii) voting power or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods, and computed taking into account all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing options and Exchange Rights that have not been exercised or deferred stock that has not vested; provided, however, that members of the Lebovitz Group or the Wolford Group shall be subject to a Constructive Ownership Limit of 9.9% of the outstanding Capital Stock of the Company at all times that (x) members of the Lebovitz Group or the Wolford Group Constructively Own (i) 10% or more of either the total combined voting power of all classes of stock entitled to vote or the total number of outstanding shares of stock of any Tenant that is treated as a corporation for federal income tax purposes or (ii) an interest of 10% or more in the assets or net profits of any Tenant that is not treated as a corporation for federal income tax purposes and (y) the aggregate amount of income derived by the Company in its immediately preceding taxable year from such Tenants whose ownership is described in clause (x) hereof exceeded the amount derived from Tenants on November 3, 1993, adjusted as provided herein.
"Election Notice" shall mean the written notice to be given by the Company to the Exercising Partners in accordance with the provisions of Paragraph 6 hereof in response to the receipt by the Company of an Exchange Notice from such Exercising Partners, the form of which Election Notice is attached hereto as Schedule 2.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.
"Exchange Consideration" shall have the meaning set forth in Paragraph 5 hereof.
"Exchange Notice" shall have the meaning set forth in Paragraph
2(a) hereof.
"Exchange Rights" shall have the meaning set forth in Paragraph
2(a) hereof.
"Exercising Partners" shall have the meaning set forth in Paragraph
2 hereof.
"Grandfathered Related Party Tenant" shall mean any Tenant which is a Related Party Tenant at the time that the Agreement of which this
Exhibit is a part is entered into, as set forth on Schedule 4 hereto. "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.
"Independent" shall have the meaning set forth in the Amended and Restated Certificate of Incorporation of the Company.
"Lebovitz Group" shall mean (i) Charles B. Lebovitz and (ii) any Beneficial Owner or Constructive Owner of shares of Common Stock whose shares of Common Stock are Beneficially Owned or Constructively Owned by Charles B. Lebovitz or members of his family.
"Offered Units" shall mean the Common Units of the Exercising
Partners identified in an Exchange Notice which, pursuant to the exercise of Exchange Rights, can be acquired by the Company under the terms hereof.
"Ownership Limit" shall mean the Beneficial Ownership Limit or the Constructive Ownership Limit, as appropriate.
"Registration Rights" shall mean the registration rights attributable to shares of Common Stock, if any, issued to Limited Partners in accordance with the provisions hereof, as set forth in
Schedule 3 hereto.
"Related Party Tenant" shall mean any Tenant 10% or more of either the total combined voting power of all classes of stock entitled to vote or the total number of outstanding shares of stock of which, in the case of a corporate Tenant, or 10% or more of the assets or net profits of which, in the case of a non-corporate Tenant, is Constructively Owned by members of the Lebovitz Group or the Wolford Group.
"Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.
"Tenant" shall mean any Person that rents real property owned, directly or indirectly, by the Company or the Partnership.
"Wolford Group" shall mean (i) James L. Wolford and (ii) any
Beneficial Owner or Constructive Owner of shares of Common Stock whose shares of Common Stock are Beneficially Owned or Constructively Owned by James L. Wolford or members of his family.
2.   Delivery of Exchange Notices.  Any one or more Limited
Partners ("Exercising Partners") may, subject to the limitations set forth herein, deliver to the Company written notice (the "Exchange Notice") pursuant to which such Exercising Partners elect to exercise their Rights to exchange (the "Exchange Rights") all or any portion of their Common Units for Exchange Consideration subject to the limitations contained in Paragraphs 3 and 4 below.
3. Exercise Subject to Ownership Limit. Exchange Rights may be exercised at any time and from time to time, to the extent that, upon exercise of the Exchange Rights, the Exercising Partner shall not, on a cumulative basis, Beneficially Own or Constructively Own shares of Common Stock including shares of Common Stock to be issued in connection with the exercise of such Exchange Rights, in excess of the applicable Ownership Limit. If an Exchange Notice is delivered to the Company but, as a result of the applicable Ownership Limit or as a result of restrictions contained in the Certificate of Incorporation of the Company, the Exchange Rights cannot be exercised in full, the Exchange Notice shall be deemed to be modified such that the Exchange Rights shall be exercised only to the extent permitted under the applicable Ownership Limit under the Certificate of Incorporation of the Company, and the Exchange Notice with respect to the remainder of such Exchange Rights shall be deemed to have been withdrawn.
4.   Limitation on Exercise of Exchange Rights.  Exchange
Rights may be exercised at any time and from time to time, provided, however that, except with the prior written consent of the General Partner, (a) only one (1) Exchange Notice may be delivered to the Company by any Limited Partners during any consecutive 12-month period; and (b) no Exchange Notice may be delivered with respect to Common Units having a value of less than $250,000 or result in the exchanging Limited Partner owning Common Units having a value of less than $250,000 after giving effect to the exchange, in each case calculated by multiplying the Common Stock Amount with respect to such Common Units by the Current Per Share Market Price.
5.   Computation of Exchange Consideration/Form of Payment.
The exchange consideration ("Exchange Consideration") payable by the Company to each Exercising Partner shall be equal to the Common Stock Amount with respect to the Offered Units multiplied by the Current Per Share Market Price, each computed as of the date on which the Exchange Notice was delivered to the Company (the "Computation Date"). The Exchange Consideration shall, in the sole and absolute discretion of the Company, be paid in the form of (a) cash, or cashier's or certified check, or by wire transfer of immediately available funds to the Exercising Partner's designated account or (b) subject to the applicable Ownership Limit, by the issuance by the Company of a number of shares of its Common Stock equal to the Common Stock Amount with respect to the Offered Units or (c) subject to the applicable Ownership Limit, any combination of cash and Common Stock (valued at the Current Per Share Market Price).
6.   Closing; Delivery of Election Notice.  Within thirty
(30) days after receipt by the Company of any Exchange Notice delivered in accordance with the requirements of Paragraphs 2 and 4 hereof, the Company shall deliver to the Exercising Partners a notice (an "Election Notice"), which Election Notice shall set forth the computation of the Exchange Consideration and shall specify the form of the Exchange Consideration (which shall be in accordance with Paragraph 5 hereof) to be paid by the Company to such Exercising Partners and the date, time and location for completion of the purchase and sale of the Offered Units, which date shall, to the extent required, in no event be more than (A) in the case of Offered Units with respect to which the Company has elected to pay the Exchange Consideration by issuance of shares of Common Stock, the later of (i) ten (10) days after delivery by the Company of the Election Notice for Offered Units and (ii) the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act or (B) in the case of Offered Units with respect to which the Company has elected to pay the Exchange Consideration in cash, sixty (60) days after the initial date of receipt by the Company of the Exchange Notice for such Offered Units; provided, however, that such sixty (60) day period may be extended for an additional sixty (60) day period to the extent required for the Company to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Offered Units. Notwithstanding the foregoing, the Company agrees to use its reasonable efforts to cause the closing of the exchange hereunder to occur as quickly as possible.
7. Adjustment to Exchange Consideration. If the Company elects to pay all or any portion of the Exchange Consideration in cash and if, as a result thereof, the Company elects to raise such cash through a public offering of its securities, borrowings or otherwise, the aggregate Exchange Consideration computed under Paragraph 5 above shall be reduced by an amount ("Transaction Expenses") equal to the expenses incurred by the Company in connection with such raising of funds allocable to the amounts required to pay the Exchange Consideration hereunder; provided, however, notwithstanding the foregoing, the Exchange Consideration shall not be reduced hereunder by an amount exceeding 5% of the Exchange Consideration computed without regard to the adjustment for Transaction Expenses.
8. Closing Deliveries. At the closing of the purchase and sale of Offered Units, payment of the Exchange Consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to (x) its due authority to sell all of the right, title and interest in and to such Offered Units to the Company, (y) the status of the Offered Units being sold, free and clear of all Liens and
(z) its intent to acquire the Common Stock for investment purposes and not for distribution, and (B) the Company with respect to due authority for the purchase of such Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the Exchange Consideration or any portion thereof, (A) an opinion of counsel for the Company, reasonably satisfactory to the Exercising Partners, to the effect that (I) such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable and (II) issuance of such shares will not violate the Ownership Limit, and (B) a stock certificate or certificates evidencing the shares of Common Stock to be issued and registered in the name of the Exercising Partner or its designee with an appropriate legend reflecting that such shares are not registered under the Securities Act of 1933, as amended, and may not be offered or sold unless registered pursuant to the provisions of such act or an exemption therefrom is available as established by an opinion of counsel satisfactory to the Company.
9. Term of Rights. Unless sooner terminated, the rights of the parties with respect to the Rights shall commence as of the date hereof and lapse for all purposes and in all respects on November 3, 2043; provided, however, that the parties hereto shall continue to be bound by an Exchange Notice delivered to the Company prior to such date. Notwithstanding any provisions of this Exhibit to the contrary, Exchange Rights associated with Exchange Rights held by members of the Lebovitz Group or the Wolford Group shall terminate, to the extent necessary to reduce the Constructive Ownership of the members of the Lebovitz Group or the Wolford Group to 9.9% of the value of the outstanding Common Stock (treating, for these purposes, shares of Common Stock subject to Exchange Rights associated with Rights held by members of the Lebovitz Group or the Wolford Group, as applicable, as outstanding), immediately if:
     (a) the Constructive Ownership by the members of the Lebovitz Group of any Grandfathered Related Party Tenant increases;
     (b) there comes to be a Related Party Tenant other than a Grandfathered Related Party Tenant;
     (c) the rent from Related Party Tenants to be taken into account for purposes of Section 856(d) of the Code in annual amounts exceeds the amounts derived from Related Party Tenants on the date of the Initial Public Offering or such other amount as a majority of the Independent members of the Board of Directors of the Company shall determine; or
     (d) there is an increase (as determined on an annualized basis at the time of any rental payment) of more than 5% in the rental payments derived by the Company or the Partnership from a Grandfathered Related Party Tenant with respect to any real property owned, directly or indirectly, by the Company or the Partnership over the rental payments made by such Grandfathered Related Party Tenant with respect to such real property at the time that the Agreement of which this Exhibit is a part is entered into.
10. Covenants of the Company. To facilitate the Company's ability to fully perform its obligations hereunder, the Company covenants and agrees as follows:
     (a) At all times during the pendency of the Rights, the Company shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the Company to issue such shares in full payment of the Exchange Consideration in regard to all Common Units which are from time to time outstanding.
     (b) As long as the Company shall be obligated to file periodic reports under the Exchange Act, the Company will timely file such reports in such manner as shall enable any recipient of Common Stock issued to Limited Partners hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.
     (c)  During the pendency of the Rights, the Limited
     Partner Representatives shall receive in a timely manner all reports filed by the Company with the SEC and all other communications transmitted from time to time by the Company to its shareholders generally.
     (d) The Company shall not issue or sell any shares of Common Stock or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Stock or other equity security, as determined in each case by the Board of Directors of the Company, in consultation with the Company's professional advisors, and under no circumstances shall the Company declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of Limited Partners under this Exhibit and the Agreement.
     (e) Notwithstanding the Company's determination as to the form in which the Exchange Consideration shall be payable, the Company shall be required to pay the Exchange Consideration by cashier's check or wire transfer of New York clearing house funds to the extent that payment by issuance of Common Stock would disqualify the Company from being characterized as a real estate investment trust under the Code.
11. Limited Partners' Covenant. Each Limited Partner covenants and agrees with the Company that all Offered Units tendered to the Company in accordance with the exercise of Rights herein provided shall be delivered to the Company free and clear of all Liens and should any Liens exist or arise with respect to such Units, the Company shall be under no obligation to acquire the same unless, in connection with such acquisition, the Company has elected to pay such portion of the Exchange Consideration in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Company is expressly authorized to apply such portion of the Exchange Consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Units to the Company (or its designee), such Limited Partner shall assume and pay such transfer tax.
12. Registration Rights. The Limited Partners shall have the Registration Rights set forth in Schedule 3 hereof with respect to shares of Common Stock acquired hereunder.

                                                  EXHIBIT D
                                                 SCHEDULE 1
                      EXCHANGE NOTICE
To:  CBL & Associates Properties, Inc.
Reference is made to that certain Second Amended and Restated
Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June __, 1998 (the "Partnership Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to Article XI and Paragraph 2 of Exhibit D of the Partnership Agreement, each of the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Exchange Rights as to a portion or portions of its Partnership Units all as specified opposite its signature below:
Dated: ___________________





Exercising Partner


Number of
Offered
Units





Exercising Partners:
_________________________
_________________________

                                                  EXHIBIT D
                                                 SCHEDULE 2
                      ELECTION NOTICE
To:  All Exercising Partners
Reference is made to that certain Second Amended and Restated
Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June __, 1998 (the "Partnership Agreement"). All capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to Paragraph 6 of Exhibit D to the Partnership Agreement, the undersigned, being the general partner of the Partnership, hereby notifies the Exercising Partners that (a) the Exchange Consideration for the Offered Units as to which the Exchange
Rights are being or are deemed to be exercised is $          , the
computation of which is set forth on an attachment hereto; (b) $
 of the Exchange Consideration is payable in cash and the balance thereof
is payable by issuance of          shares of Common Stock; and (c) the
closing of the purchase and sale of the Offered Units as to which the Exchange Rights are being or are deemed to be exercised shall take place
at the offices of                                  at        a.m., local
time, on         .
Dated: _______________________
CBL & ASSOCIATES PROPERTIES, INC.,
a Delaware corporation
By:_______________________________
Its: _________________________

                                                  EXHIBIT D
                                                 SCHEDULE 3
                    REGISTRATION RIGHTS

                                                  EXHIBIT D
                                                 SCHEDULE 4
            GRANDFATHERED RELATED PARTY TENANTS